UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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SCRIPPS NETWORKS INTERACTIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SCRIPPS NETWORKS INTERACTIVE, INC.

9721 Sherrill Blvd.

Knoxville, TN 37932

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2015

TO THE SHAREHOLDERS OF SCRIPPS NETWORKS INTERACTIVE, INC.

The Annual Meeting of the Shareholders of Scripps Networks Interactive, Inc. (the “Company”) will be held at the Company’s headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee 37932, on Tuesday, May 12, 2015, at 4:00 p.m., local time, for the following purposes:

1.	to elect 12 directors;

2.	to approve the 2015 Long-Term Incentive Plan;

3.	to approve the Amended and Restated Executive Annual Incentive Plan; and

4.	to transact such other business as may properly come before the meeting.

The board of directors has set the close of business on March 19, 2015 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary’s office.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about April 1, 2015, we began mailing a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials on the Internet. The proxy materials include the 2014 Annual Report to Shareholders and the Proxy Statement.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you are personally able to attend. Even if you plan to attend the Annual Meeting, please vote as instructed in the Notice, via the Internet or the telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person.

Your proxy is being solicited by the board of directors.

MARY E. TALBOTT

Senior Vice President,

Deputy General Counsel and Corporate Secretary

April 1, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2015.

The Proxy Statement and Annual Report to Shareholders are available without charge at http://www.proxyvote.com

SCRIPPS NETWORKS INTERACTIVE, INC.

9721 Sherrill Blvd.

Knoxville, TN 37932

PROXY STATEMENT

2015 ANNUAL MEETING

May 12, 2015

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Tuesday, May 12, 2015, at the Company’s headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee, at 4 p.m. local time.

The close of business on March 19, 2015, has been set as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On April 1, 2015, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card or to vote via the Internet or by telephone.

This process is designed to expedite the shareholders receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. Shareholders who would prefer to continue to receive printed proxy materials should follow the instructions included in the Notice of Internet Availability of Proxy Materials.

VOTING PROCEDURES

On March 19, 2015, the Company had outstanding 94,047,448 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 34,317,171 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote. Holders of Class A Common Shares and Common Voting Shares do not have cumulative voting.

A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding Class A Common Shares is necessary for the election of the four directors to be elected by the holders of the Class A Common Shares and the presence, in person or by proxy, of the holders of a majority of the outstanding Common Voting Shares is necessary for any other action to be taken at the meeting.

The presence of any shareholder at the meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.

Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter (other than the election of directors) and, therefore, will have the same effect as a vote against the matter.

Broker non-votes also will be treated as present at the meeting for purposes of establishing a quorum for the meeting, but will not be treated as shares present for purposes of the vote on the particular matter. Accordingly, broker non-votes will have no effect on the matter unless the matter must be approved by a specified percentage of the outstanding shares or the outstanding shares of a particular class (in which event broker non-votes will have the same effect as a vote against the matter). A broker “non-vote” occurs when a broker or other nominee does not vote shares on a particular matter because the broker or nominee does not have discretionary voting power for the particular matter and has not received voting instructions from the beneficial owner of the shares.

If you are a shareholder of record (i.e., if your shares are registered directly in your name in the records of our transfer agent, Wells Fargo), you can vote using one of the methods described below. If you are a beneficial owner (i.e., you indirectly hold your shares through a nominee such as a bank or broker), you can vote using the methods provided by your nominee.

VOTE BY INTERNET http://www.proxyvote.com Have your 16-Digit Control Number (printed in the box marked by the arrow on the notice or proxy card) and follow the instructions.	VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.

TO REQUEST A PAPER OR E-MAIL COPY

If you want to receive a paper or email copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY EMAIL*: sendmaterial@proxyvote.com

*  If requesting materials by email, please send a blank email with your 16-Digit Control Number in the subject line (your Control Number can be found in the box marked by the arrow on the notice or proxy card). Requests, instructions and other inquiries sent to this email address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 28, 2015 to facilitate timely delivery.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares

Jarl Mohn(1)	63	2008	CEO of NPR since July 2014; Trustee of the Mohn Family Trust since September 1991, Interim CEO at MobiTV (converged media platform) from May 2007 to October 2007; President and Chief Executive Officer of Liberty Digital, Inc. (a media company) from January 1999 to March 2002; President and CEO of E! Entertainment Television (a network with programming dedicated to the world of entertainment) from January 1990 to December 1998.
			Mr. Mohn brings more than forty years’ experience in the media industry through his prior positions as Chief Executive Officer of several major media companies. Additionally, he has 25 years’ experience in the cable TV industry. He is known for his vast and extensive industry knowledge, innovative thinking and expertise as well as a thorough understanding of the challenges and

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years
			opportunities faced by the Company. Additionally, he served as a director of The E. W. Scripps Company, which provided him with institutional knowledge of the Company.

Nicholas B. Paumgarten	70	2008	Chairman, Corsair Capital LLC (an investment firm) since March 2006; Managing Director of J.P. Morgan Chase and Chairman of J.P. Morgan Corsair II Capital Partners L.P. (an investment banking firm and an investment fund) from February 1992 to March 2006.
			Mr. Paumgarten has extensive financial industry experience and brings both financial services and corporate governance perspective to the Company as the current Chairman of Corsair Capital, a former Managing Director of J.P. Morgan Chase, and the former Chairman of J.P. Morgan Corsair II Capital Partners L.P. His prior service as a director of The E. W. Scripps Company provided him with institutional knowledge and expertise in the media industry.

Jeffrey Sagansky(2)	63	2008	President of Silver Eagle Acquisition Corp. since July 2013; Chairman of Hemisphere Media Capital (a private film and TV finance company) since 2011; Former President of Global Eagle Acquisition Corp. (a special purpose acquisition company) from 2011 to February 2013; former Chairman of RHI Entertainment, LLC (a producer and distributor of long-form television content) from February 2009 to December 2010; Former Chairman of Elm Tree Partners, LLC (a capital project fund and financing company) from January 2007 to December 2010.
			Mr. Sagansky brings more than thirty-five years of experience managing television operations and investing in television distribution and production companies, which enables him to provide critical insights into the media industry and how best to position the Company for success. He also holds an MBA from Harvard Business School. From his long-term experience in the media industry, he brings expertise and industry knowledge to the board. Also, as a former director of The E. W. Scripps Company, he brings historical knowledge of the Company and its strengths, challenges and opportunities.

Ronald W. Tysoe(3)	62	2008	Senior Advisor of Perella Weinberg Partners LP (a global, independent advisory and asset management firm) from October 2006 to September 2007; Vice Chairman of Federated Department Stores, Inc. (now Macy’s Inc., a

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years

			retail organization operating stores and Internet websites) from April 1990 to October 2006.
			Mr. Tysoe brings significant experience in accounting and finance, including serving on a number of audit committees of public companies and as a former Chief Financial Officer of a large public company. Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act. Additionally, he served as a director of The E. W. Scripps Company, which provided him with institutional knowledge and insight into the challenges and opportunities of the Company.

Nominees for Election by Holders of Common Voting Shares

Gina L. Bianchini	42	2012	Founder and CEO of Mighty Software, Inc. (provider of social software solutions) since September 2010. CEO of Ning, Inc. (platform for creating social websites) from 2004 to March 2010. Co-Founder and President of Harmonic Communications (an advertising tracking, measurement, and optimization software company) from March 2000 to July 2003.
			Ms. Bianchini’s expertise, vision and creativity in the rapidly evolving world of social networking make her uniquely qualified to serve the Company. Her valuable insight and guidance will benefit the Company as it develops new interactive businesses and explores opportunities to create and deliver our brand of lifestyle content on innovative digital platforms.

Michael R. Costa	57	2009	Former Head of Mergers and Acquisitions and Vice Chairman of Investment Banking, Cowen and Company (a diversified financial services firm) from 2010–2011. Former Managing Director, Global Markets and Investment Banking/Mergers and Acquisitions of Merrill Lynch & Co. (provider of wealth management, securities trading and sales, corporate finance and investment banking services) from 1989 through 2008.
			Mr. Costa brings more than twenty-five years of finance/investment banking experience to the board of directors. He also holds a law degree. His prior work experience includes serving as a financial advisor to numerous corporations/boards of directors in the media and communications industries in connection with mergers, acquisitions and corporate restructurings.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years

David A. Galloway(4)	71	2008	President and Chief Executive Officer of Torstar Corporation (a media company listed on the Toronto Stock Exchange) from 1988 until his retirement in May 2002.
			Mr. Galloway brings over twenty years of media industry experience to the Company. His previous role as Chief Executive Officer provides him with knowledge, experience and insight into various budget issues as well as oversight, governance and management of large organizations. He holds an MBA from Harvard Business School and has extensive business experience and leadership skills. Additionally, he served on the board of directors of The E. W. Scripps Company, which provided him with institutional knowledge and insight into the challenges and opportunities of the Company.

Kenneth W. Lowe	65	2008	Chairman, President and Chief Executive Officer of the Company since July 2008. President and Chief Executive Officer of The E. W. Scripps Company (a media company) from October 2000 to June 2008. President and Chief Operating Officer from January 2000 to September 2000 of The E. W. Scripps Company.
			From his service as the current Chairman, President and Chief Executive Officer of the Company and his prior service as President and Chief Executive Officer and Chief Operating Officer of The E. W. Scripps Company, Mr. Lowe brings deep institutional knowledge and perspective regarding the Company’s strengths, challenges and opportunities. He possesses extensive public company and media industry experience.

Donald E. Meihaus	60		Secretary and Treasurer of The Edward W. Scripps Trust from 1990 until his retirement in 2013. President of Miramar Services, Inc. (the Scripps family office) from 2002 to 2012. The Company’s Board of Directors designated Mr. Meihaus as a nonvoting board observer in November, 2014 so that he could become familiar with the Company’s business before assuming the responsibility of serving as a regular director.
			Mr. Meihaus brings institutional knowledge to the Company from his service as the former President of the Scripps family office and as Secretary and Treasurer of The Edward W. Scripps Trust.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years

Richelle P. Parham	47	2012	Former Chief Marketing Officer of eBay Marketplaces, North America (Ecommerce company) from 2010 to February 2015. Head of Global Marketing Innovation and Head of Global Marketing Services for Visa, Inc. (credit card company) from 2008 to 2010. Senior Vice President and General Manager of Digitas (an integrated advertising agency) from 1994 to 2007.
			Ms. Parham has more than 20 years of global marketing experience. Her experience developing strategies that deliver strong return on marketing investments becomes increasingly important as we create lifestyle content services for consumers on emerging interactive media platforms.

Mary McCabe Peirce(5)(6)	66	2008	Mrs. Peirce brings institutional knowledge to the Company through her service as a former trustee of The Edward W. Scripps Trust and as a director of The E. W. Scripps Company. As a result of her service, she has a thorough understanding of the Company’s history and vision.

Wesley W. Scripps(6)	32	2014	Founder and owner of Forlio Designs LLC (a web design firm) since 2008.
			Mr. Scripps’ experience in owning and operating a web design firm provides real-time, valuable insight and guidance to the Company as it develops new interactive businesses and promotes its brands on various platforms.

(1)	Mr. Mohn is a director of Rubicon Project (a private web real time ad trading company) and Playdek (a mobile game developer). He was previously a director of CNET and XM Satellite Radio Holdings, Inc.

(2)	Mr. Sagansky is a managing partner in Hemisphere Media Capital (a private film and TV finance company), a director of Global Eagle Entertainment, Inc. (an airline supplier of entertainment and connectivity to the worldwide airline business) and a director of Starz (a pay cable operator). He was previously a director of RHI Entertainment and American Media.

(3)	Mr. Tysoe is a director of Canadian Imperial Bank of Commerce, Cintas Corporation (a company providing specialized services, including uniform programs and other products, to businesses), J. C. Penney Company, Inc. (an apparel and home furnishing retailer) and Taubman Centers, Inc. (a real estate company that owns and operates regional shopping centers). He was previously a director of NRDC Acquisition Corporation, Ohio Casualty Corporation and Pzena Investment Management, Inc.

(4)	Mr. Galloway is a director of Toromont Industries (a Caterpillar machinery dealer). He was previously chair of Bank of Montreal and a director of Shell Canada, Cognos Inc. and Abitibi Consolidated. He was chair of Hospital for Sick Children in Toronto from 2002-2005 and on the board for thirteen years.

(5)	Mrs. Peirce is a director of The E. W. Scripps Company (a media company with interests in television stations, newspapers and local news and information Web sites).

(6)	Mr. Wesley W. Scripps is a first cousin once removed of Mrs. Peirce.

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2015, unless indicated otherwise in the footnotes below, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

	Total Shares to be Beneficially Owned		Percentage of Total(1)
Name and Address of Beneficial Owner	Class A Common Shares	Common Voting Shares	Class A Common Shares	Common Voting Shares
GREATER THAN FIVE PERCENT SHAREHOLDERS
Signatories to Scripps Family Agreement(2)	—	31,533,112	—	91.9%
c/o Bruce W. Sanford, Esq. Baker & Hostetler LP Washington Square, Suite 1100 1050 Connecticut Avenue, NW Washington, DC 20036-5304
Southeastern Asset Management, Inc.(3)	12,675,845	—	12.3%	—
6410 Poplar Ave., Suite 900 Memphis, TN 38119
Miramar Fiduciary Corporation(4)	6,538,930	—	6.4%	—
100 West Liberty Street, 10th Floor Reno, Nevada 89501
The Vanguard Group(5)	6,387,550	—	6.2%	—
100 Vanguard Blvd. Malvern, Pennsylvania 19355
BlackRock, Inc.(6)	5,161,684	—	5.0%	—
55 East 52nd Street New York, NY 10022

(1)	Percentage of class is based on 100,623,461 Class A Common Shares and 34,317,171 Common Voting Shares outstanding as of January 31, 2015. Subject to the Scripps Family Agreement, each Common Voting Share is convertible at no cost and at any time into one Class A Common Share.

(2)	Certain descendants of Robert P. Scripps, descendants of John P. Scripps, certain trusts of which descendants of John P. Scripps or Robert P. Scripps are trustees or beneficiaries and an estate of a descendent of Robert P. Scripps are signatories to the Scripps Family Agreement, which governs the transfer and voting of all Common Voting Shares held by such signatories. The information in the table and this footnote is based on Amendment No. 6 to a Schedule 13D filed with the SEC on January 14, 2015 by the signatories to the Scripps Family Agreement. The signatories to the Scripps Family Agreement report shared voting power with each other with respect to the Common Voting Shares shown in the table because such shares will be voted as instructed by a vote conducted in accordance with the procedures set forth in the Scripps Family Agreement. The shares shown in the table do not include 1,604,000 Common Voting Shares held by two signatories to the Scripps Family Agreement as co-guardians for a minor which are not subject to the Scripps Family Agreement or 801,999 Common Voting Shares which may be deemed to be beneficially owned by another signatory to the Scripps Family Agreement as advisor to minors trusts, which also are not subject to the Scripps Family Agreement.

The signatories to the Scripps Family Agreement also report that they individually beneficially own, in the aggregate, an additional 16,881,240 Class A Common Shares (16.8% of the outstanding Class A Common Shares), including an additional 33,029 Class A Common Shares, 45,881 Class A Common Shares, 25,704 Class A Common Shares and 25,704 Class A Common Shares, respectively, that Mary McCabe Peirce and Nackey Scagliotti (each of whom is a director of the Company), Edward W. Scripps, Jr. and Paul K. Scripps have the right to acquire within 60 days pursuant to outstanding stock options. Also includes 1,638,108 Class A Common Shares which may be deemed to be beneficially owned by two signatories to the Scripps Family Agreement in their capacity as co-guardians for a minor and 801,999 Class A Common Shares which may be deemed to be beneficially owned by another signatory to the Scripps Family Agreement in her capacity as an advisor to minors trusts. None of the Class A Common Shares are subject to the Scripps Family Agreement.

If the Scripps Family Agreement is not considered, none of the signatories to the Scripps Family Agreement currently beneficially owns more than 5% of the Company’s outstanding Class A Common Shares or Common Voting Shares, other than: (i) Virginia S. Vasquez and Rebecca Scripps Brickner, who beneficially own 2,405,997 and 2,406,000 Common Voting Shares, respectively (7% of the outstanding Common Voting Shares), including shares held by the Estate of Robert P. Scripps, Jr., of which they are co-executors (all of which are subject to the Scripps Family Agreement), (ii) Mary McCabe Peirce, who beneficially owns 2,404,000 Common Voting Shares (7% of the outstanding Common Voting Shares), including 1,604,000 Common Voting Shares as to which she and Elizabeth A. Logan may be deemed to share beneficial ownership as co-guardians on behalf of a minor (which are not subject to the Scripps Family Agreement), (iii) Charles Kyne McCabe, who beneficially owns 2,269,000 Common Voting Shares (6.6% of the outstanding Common Voting Shares), and (iv) Elizabeth A. Logan, who beneficially owns 1,740,998 Common Voting Shares (5.1% of outstanding Common Voting Shares), including 1,604,000 Common Voting Shares as to which she and Mary McCabe Pierce may be deemed to share beneficial ownership as co-guardians on behalf of a minor (which are not subject to the Scripps Family Agreement).

The signatories to the Scripps Family Agreement filing the Amendment No. 6 to Schedule 13D were Virginia S. Vasquez, Rebecca Scripps Brickner, Estate of Robert P. Scripps, Jr., Edward W. Scripps, Jr., Corina S. Granado, Jimmy R. Scripps, Mary Ann S. Sanchez, Margaret Scripps Klenzing, William H. Scripps, Marilyn S. Wade, Adam R. Scripps, William A. Scripps, Gerald J. Scripps, Charles E. Scripps, Jr., Eli W. Scripps, Jonathan L. Scripps, Peter M. Scripps, Barbara Victoria Scripps Evans, Molly E. McCabe, John P. Scripps Trust FBO Peter M. Scripps U/A dated 2/10/77, John P. Scripps Trust FBO Paul K. Scripps U/A dated 2/10/77, John P. Scripps Trust Exempt Trust U/A dated 2/10/77, John P. Scripps Trust FBO Barbara Scripps Evans U/A dated 2/10/77, The Marital Trust of the La Dow Family Trust, Anne M. La Dow Trust U/A dated 10/27/2011, The La Dow Family Trust U/A dated 6/29/2004, John Peter Scripps 2013 Revocable Trust dated 12/20/2013, John P. Scripps Trust FBO Ellen McRae Scripps U/A dated 12/28/84, John P. Scripps Trust FBO Douglas A. Evans U/A dated 12/24/84, Douglas A. Evans 1983 Trust, Ellen M. Scripps Kaheny Revocable Trust dated 4/17/14, Victoria S. Evans Trust U/A dated 5/19/2004, Peter M. Scripps Trust U/A Dated 11/13/2002, Paul K. Scripps Family Revocable Trust, Thomas S. Evans Irrevocable Trust U/A dated 11/13/2012, Scripps Family 1992 Revocable Trust dated 06/09/92, Thomas S. Evans, Douglas A. Evans, Julia Scripps Heidt, Paul K. Scripps, Charles Kyne McCabe, Peter R. La Dow, J. Sebastian Scripps, Anne M. La Dow, Wendy E. Scripps, Nackey E. Scagliotti, Cynthia J. Scripps, Elizabeth A. Logan, Mary Peirce, John P. Scripps, Eva Scripps Attal, Megan Scripps Tagliaferri, Eaton M. Scripps, Kathy Scripps, Ellen M. Scripps Kaheny, Wesley W. Scripps, Careen Cardin, Cody Dubuc, R. Michael Scagliotti, Sam D. F. Scripps, Welland H. Scripps, William A. Scripps, Jr., Kendall S. Barmonde, Charles L. Barmonde, Manuel E. Granado, Geraldine Scripps Granado, Raymundo H. Granado, Jr., Anthony S. Granado, Ellen B. Granado, Crystal Vasquez Lozano, Elizabeth Scripps, James Bryce Vasquez, John Patrick Scripps, Keon Korey Vasquez, Peggy Scripps Evans, Samuel Joseph Logan and Maxwell Christopher Logan. Since Amendment No. 6 to Schedule 13D was filed with the SEC, to the knowledge of the Company, the following transferees of Common Voting Shares from signatories to the Scripps Family Agreement also have become parties to the Scripps Family Agreement: Samantha Brickner, Monica Holcomb and Savannah Brickner.

(3)	This information is based on a Schedule 13G filed with the SEC by Southeastern Asset Management, Inc. on February 13, 2015. According to the filing, Southeastern Asset Management, Inc. holds sole voting power with respect to 4,635,445 Class A Common Shares, shared voting power with respect to 7,145,800 Class A Common Shares, sole dispositive power with respect to 5,530,045 Class A Common Shares and shared dispositive power with respect to 7,145,800 Class A Common Shares.

(4)	This information is based on a Schedule 13G filed with the SEC by Miramar Fiduciary Corporation on February 13, 2015. According to the filing, Miramar Fiduciary Corporation has sole voting and dispositive power with respect to these Class A Common Shares, which are held by several grantor retained annuity trusts of which it serves as independent trustee.

(5)	This information is based on a Schedule 13G filed with the SEC by The Vanguard Group on February 10, 2015. According to the filing, The Vanguard Group holds sole voting power with respect to 169,332 Class A Common Shares, sole dispositive power with respect to 6,223,415 Class A Common Shares and shared dispositive power with respect to 164,135 Class A Common Shares.

(6)	This information is based on a Schedule 13G filed with the SEC by BlackRock, Inc. on February 3, 2015. According to the filing, BlackRock, Inc. holds sole voting power with respect to 4,383,978 Class A Common Shares and sole dispositive power with respect to 5,161,684 Class A Common Shares.

The Scripps Family Agreement

General.    The Edward W. Scripps Trust (the “Trust”), the former controlling shareholder of the Company, ended on October 18, 2012 upon the death of Robert P. Scripps, a grandson of the founder. He was the last of Edward W. Scripps’ grandchildren upon whom the duration of the Trust was based.

Certain beneficiaries of the Trust and their descendants and certain members of the John P. Scripps family and trusts for their benefit are signatories to the Scripps Family Agreement that governs the transfer and voting of Common Voting Shares. On January 28, 2013, the Company filed with the SEC a Report on Form 8-K reporting a change in control of the Company as a result of an order issued by the Court of Common Pleas, Probate Division, Butler County, Ohio directing that the trustees of the Trust vote the Common Voting Shares held by the Trust prior to distribution as instructed by a vote conducted in accordance with the Scripps Family Agreement.

On March 14, 2013, the Trust distributed to the beneficiaries of the Trust, other than three beneficiaries who are minors, 31,943,106 Class A Common Shares and 31,277,999 Voting Common Shares held by the Trust pursuant to the terms of the Trust for no consideration. The remaining 819,091 Class A Common Shares and 801,999 Voting Common Shares held by the Trust (other than 37 Class A Common Shares that were sold in the market so that no fractional shares were distributed) were distributed on September 20, 2013 to trusts established for the purpose of holding the shares on behalf of the three minor beneficiaries of the Trust. One of the signatories to the Scripps Family Agreement was appointed as a trust advisor with respect to the transfer and voting of such shares.

Since March 14, 2013, the provisions of the Scripps Family Agreement fully govern the transfer and voting of the Common Voting Shares held by the signatories to the Scripps Family Agreement. The three minors’ trusts are not parties to the Scripps Family Agreement, and they may or may not become a party in the future. The signatory to the Scripps Family Agreement who was appointed as trust advisor with respect to the shares to be held by the minors’ trusts may be deemed to have beneficial ownership of those shares, but unless the minor’s trust becomes a party, it will not be bound by the Scripps Family Agreement with respect to those shares.

Voting Provisions of the Scripps Family Agreement.    Section 9 of the Scripps Family Agreement provides that the Company will call a meeting of the signatories to the agreement prior to each annual or special meeting of the shareholders of the Company. At each of these meetings, the Company will discuss with the signatories to the agreement, each matter, including election of directors, that the Company will submit to the holders of Common Shares at the annual meeting or special meeting with respect to which the meeting under the agreement has been called. Each signatory to the agreement is entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by the signatory on each matter brought for a vote at the meeting. Each signatory to the agreement is bound by the decision reached by majority vote with respect to each such matter, and at the related annual or special meeting of the shareholders of the Company each signatory to the agreement is required to vote the signatory’s Common Voting Shares in accordance with the decisions reached at the meeting of the signatories.

The signatories to the Scripps Family Agreement have informed the Company that at a March 13, 2015 meeting of the signatories held pursuant to the Scripps Family Agreement, the signatories approved election of the eight director nominees to be voted on by the holders of Common Voting Shares and approved Proposals 2 and 3. Accordingly, based on such approval, the signatories have informed the Company that they will vote the Common Voting Shares held of record by them in favor of such nominees and for Proposals 2 and 3 at the annual meeting of shareholders.

Transfer Restrictions of the Scripps Family Agreement.    No signatory to the Scripps Family Agreement is permitted to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other signatories and the Company the opportunity to purchase the shares. Signatories are not able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other signatories and the Company the opportunity to purchase and except in certain other limited circumstances.

Signatories are permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom the shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or the shares will be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories also are permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided the shares are converted to Class A Common Shares and to pledge the shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert P. Scripps or John P. Scripps, or if a person who is a descendant of Robert P. Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares will be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by signatories to the agreement without compliance with the agreement will result in automatic conversion of such shares to Class A Common Shares.

Duration of the Scripps Family Agreement.    The provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert P. Scripps and John P. Scripps alive when the Trust terminated. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a 10-year period after termination of the Trust and may be renewed for additional 10-year periods.

Beneficial Ownership by Executive Officers and Directors

The following table sets forth certain information with respect to the beneficial ownership of Class A Common Shares and Common Voting Shares by the Company’s executive officers and directors as of January 31, 2015.*

Name of Beneficial Owner:	Class A Common Shares(1)	Exercisable Options(2)	Vested Restricted Stock Units(3)	Total Class A Common Shares(4)	Common Voting Shares(1)	Percentage of Total(1)
						Class A Common Shares	Common Voting Shares
Gina L. Bianchini	2,638	13,309	999	16,946	0	*	*
Michael R. Costa	5,963	22,834	999	29,796	0	*	*
David A. Galloway	3,138	37,405	999	41,542	0	*	*
Cynthia L. Gibson	16,453	24,528	3,102	44,083	0	*	*
Mark S. Hale	9,891	91,298	6,080	107,269	0	*	*
Lori A. Hickok	5,776	43,495	3,175	52,446
Burton F. Jablin	7,578	24,258	4,156	35,992	0	*	*
Kenneth W. Lowe	224,717	519,079	33,659	777,455	0	*	*
Jarl Mohn(5)	21,300	37,405	999	59,704	0	*	*
Joseph G. NeCastro	185	155,475	53,685	209,345	0	*	*
Richelle P. Parham	2,638	13,309	999	16,946	0	*	*
Nicholas B. Paumgarten(6)	20,669	54,964	999	76,632	0	*	*
Mary M. Peirce(7)	1,764,043	37,405	999	1,802,447	33,137,112	1.76%	96.6%
Nello-John Pesci, Jr.	908	1,840	947	3,695	0	*	*
Jeffrey Sagansky	12,718	13,309	999	27,026	0	*	*
Nackey E. Scagliotti(7)	597,257	50,257	999	648,513	31,533,112	*	91.9%
Wesley W. Scripps	0	4,376	999	5,375	1	*	*
Ronald W. Tysoe	2,638	22,834	999	26,471	0	*	*
All directors & executive	2,698,510	1,167,380	115,793	3,981,683	33,137,112	2.68%	96.6%
officers as a group (18 persons)

*	Shares owned represent less than 1% of the outstanding shares of such class of stock.

(1)	The shares listed for each of the officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares and Common Voting Shares. None of the shares listed for any officer or director is pledged as security for any obligation, such as pursuant to a loan arrangement or agreement or pursuant to any margin account agreement.

(2)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying exercisable options at January 31, 2015 and options that will be exercisable within 60 days after January 31, 2015 and options that will vest upon retirement.

(3)	The shares listed for each of the executive officers and directors includes Class A Common Shares underlying restricted stock units at January 31, 2015 and restricted stock units that will be vested within 60 days of January 31, 2015 and restricted stock units that will vest upon retirement.

(4)	The shares listed do not include any phantom share units held by a director in a phantom share account under the 2008 Deferred Compensation Plan for Directors. The following directors have been credited with the following number of phantom share units in such accounts as of December 31, 2014: Mr. Galloway — 21,588.29; Mr. Paumgarten — 15,543.75 and Mr. Tysoe — 27,403.93. The directors do not have voting or investment power with respect to any of these phantom share units.

(5)	The shares for Mr. Mohn include 100 shares held in an S corporation that is 100 percent controlled by The Mohn Family Trust.

(6)	The shares listed for Mr. Paumgarten include 1,700 shares owned by his wife. Mr. Paumgarten disclaims beneficial ownership of such shares.

(7)	The shares listed for Mrs. Peirce include 1,638,108 Class A Shares and 1,604,000 Common Voting Shares held as co-guardian on behalf of a minor trust beneficiary. Mrs. Peirce and Mrs. Scagliotti are signatories to the Scripps Family Agreement. See “The Scripps Family Agreement” and footnote (2) to the preceding table.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2014 Board Meetings

During 2014, the board of directors held four regularly scheduled meetings and three special meetings. All directors attended at least 75 percent of the meetings of the board and of the committees on which they served during the year ended December 31, 2014.

Executive Sessions of Directors

Executive sessions of non-management directors are held regularly. A lead director selected by the board of directors or another non-management director selected by the board of directors at the time of the meeting presides at each of these meetings. Nicholas B. Paumgarten currently is serving as the lead director.

Committee Charters

The charters of the audit, compensation and nominating and governance committees are available for review on the Company’s website at www.scrippsnetworksinteractive.com by first clicking on “Investors,” and then “Corporate Governance,” and then on each committee’s name. Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 9721 Sherrill Blvd., Knoxville, Tennessee 37932.

Committees of the Board of Directors

Executive Committee.    Kenneth W. Lowe, Chair, Nicholas B. Paumgarten and Nackey E. Scagliotti are the members of the executive committee. The board of directors may delegate authority to the executive committee to exercise certain powers of the board of directors in the management of the business and affairs of the Company between board of directors meetings.

Audit Committee.    Ronald W. Tysoe, Chair, Michael R. Costa, Richelle P. Parham and Jeffrey Sagansky are the members of the audit committee. The purpose of the committee is to assist the board of directors in fulfilling its oversight responsibility relating to: (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the evaluation of enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2014, the audit committee held seven meetings. Each member of the audit committee is financially literate, under applicable Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) standards. In addition, Mr. Tysoe and Mr. Costa each is an “audit committee financial expert,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from the Company, other than the board of directors compensation described elsewhere in this proxy statement, as determined in accordance with applicable SEC and NYSE rules.

The Company does not limit the number of other audit committees on which the members serve; however, in each case, the board of directors evaluates and determines whether commitments to serve on other audit committees impairs such member’s effective service to the Company. Messrs. Tysoe and Sagansky currently serve on the audit committees of two public companies, in addition to service on the audit committee of the Company. The Company’s board of directors reviewed this service commitment and determined that such simultaneous service does not impair their ability to effectively serve on the Company’s audit committee.

Compensation Committee.    Jarl Mohn, Chair, Gina L. Bianchini, David A. Galloway, Nackey E. Scagliotti and Ronald W. Tysoe are the members of the compensation committee. The committee is appointed by the board of directors to discharge the board of director’s responsibilities relating to compensation of the Company’s officers. The committee reviews and approves the Company’s goals and objectives relevant to compensation of senior management and evaluates the performance of senior management in light of those goals and objectives. With respect to the senior managers, the committee establishes base compensation levels, the terms of incentive compensation plans and equity-based plans and post-service arrangements. The committee approves all awards under the Company’s Long-Term Incentive Plan and approves awards under the Company’s Executive Annual Incentive Plan. The committee reviews all of the components of the chief executive officer’s compensation, including goals and objectives, and makes recommendations to the board of directors.

With respect to any funded employee benefit plans, the committee appoints and monitors named fiduciaries. On an annual basis, the committee reviews the operation of the Company’s compensation program to evaluate its coordination and execution and reviews any management perquisites. The committee reviews succession planning relating to positions held by senior officers and makes recommendations with respect thereto to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers and directors. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and for reviewing and approving the Compensation Discussion and Analysis and related compensation disclosure included in the Company’s proxy statement. During 2014, the compensation committee held four meetings.

Nominating and Governance Committee.    Jeffrey Sagansky, Chair, Nicholas B. Paumgarten, Mary McCabe Peirce and Wesley W. Scripps are the members of the nominating and governance committee. The purpose of the committee is: (1) to assist the board of directors by identifying individuals qualified to become board members and to recommend director nominees to the board of directors; (2) to recommend to the board the Corporate Governance Guidelines applicable to the Company; (3) to lead the board of directors in its annual review of the board of directors’ performance; (4) to recommend to the board of directors nominees for each committee of the board of directors; and (5) to review and make recommendations with respect to director compensation to the board of directors. During 2014, the nominating and governance committee held four meetings.

Pricing Committee.    Ronald W. Tysoe, Jarl Mohn and Michael R. Costa are the members of a special pricing committee appointed by the board of directors to review affiliate agreements. The pricing committee held three telephonic meetings in 2014.

Digital Advisory Committee.    Gina L. Bianchini, Chair, Jarl Mohn, Richelle P. Parham and Wesley W. Scripps are the members of the digital advisory committee appointed by the board of directors in November 2012 to further the Company’s on-going commitment to create viable, profitable and growing interactive content strategies and businesses. The digital advisory committee met four times in 2014.

Special Committee.    A special committee of the board of directors, consisting of Jarl Mohn, Nicholas B. Paumgarten, Jeffrey Sagansky and Ronald W. Tysoe (each of the directors elected by the holders of the Class A Common Shares), was appointed by the board in December 2014 to review and approve the purchase by the Company pursuant to the Company’s ongoing share repurchase program of Class A Common Shares offered for sale by certain signatories to the Scripps Family Agreement. The special committee met two times in 2014.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating and governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s website by clicking on “Investors,” then “Corporate Governance,” and “Governance Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 9721 Sherrill Blvd., Knoxville, Tennessee 37932.

Code of Ethics

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Ethics which is applicable to all employees. The Company’s corporate ethics program director is responsible for implementation and oversight of the ethics program. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. The Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers is available for review on the Company’s website and to any shareholder who requests a printed copy. Amendments to the policies and waivers of provisions applicable to executive officers or directors may only be made by the board of directors or an authorized committee of the board of directors. Any such amendment or waiver will be promptly disclosed on the Company’s website within four business days.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that the best, most ethical choices are made at work. To support this commitment, the Company established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflicts of interest, discrimination or harassment; diverting of product or business activity; embezzlement; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; securities violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-258-3507) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com).

Charitable Contributions

The Company has not made any charitable contributions, where the amount has exceeded $1 million or 2 percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Board Leadership Structure

Kenneth W. Lowe serves as both the chairman of the Company’s board of directors and as its president and chief executive officer. The board of directors has also appointed a lead director, Nicholas B. Paumgarten, who presides at all meetings of the board of directors at which the chairman is not present, including executive sessions of the independent directors. The lead director also serves as a liaison between the chairman, president and chief executive officer and the independent directors, which includes sharing with the chairman, president and chief executive officer such observations, comments or concerns as he and the other independent directors deem appropriate, reviews with the chairman, president and chief executive officer matters to be presented to the board of directors, including meeting agendas, and has the authority to call meetings of the independent directors. The Company’s enterprise risk issues are reviewed by the audit committee, which reports on such issues to the board of directors based on periodic reports from management. The chairman, president and chief executive officer’s performance is reviewed annually by the compensation committee, which reports such determinations to the board of directors. The Company deems this leadership structure appropriate as it promotes efficiency in communications between the chairman, president and chief executive officer and the board of directors while monitoring effective independent board oversight over the chief executive officer.

Communications with the Board of Directors

Shareholders and other interested parties wishing to communicate with the independent directors as a group or with any individual director (including the lead director) may do so by addressing a letter to the independent directors or to the individual director and sending it to them in care of the corporate secretary at 9721 Sherrill Blvd., Knoxville, Tennessee 37932. For those who wish to send such communications via e-mail, they can do so to mtalbott@scrippsnetworks.com. A majority of the independent directors have instructed the corporate secretary to review all communications so received, and to forward directly to the independent directors or the individual director all such communications, except for communications unrelated to the function of the board of directors. Any communications not forwarded will be retained for one year, and any independent director may request the corporate secretary to forward to the independent director any such communication. The corporate secretary will not share direct communications to the independent directors or an individual director with any other member of management unless instructed to do so by the lead director or the independent director to whom the communication was addressed.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by the directors at the Annual Meeting of Shareholders. Directors are strongly encouraged to attend the Annual Meeting of Shareholders. At last year’s Annual Meeting, all directors were present.

Director Education

New directors attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating and governance committee annually.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the NYSE.

Director Independence — Controlled Company Status

The NYSE requires listed companies to have a majority of independent directors on their board of directors and to ensure that their compensation committee and governance committee are composed solely of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these requirements so long as it discloses to shareholders that the company qualifies as a “controlled company” and is relying on this exemption in not having a majority of independent directors on the board or solely independent directors on either of the aforementioned committees. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. Signatories to the Scripps Family Agreement hold a majority of the Company’s outstanding Common Voting Shares and as such the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director Independence

The Company has determined that all of the directors, other than Kenneth W. Lowe, have no material relationship with the Company and are independent under the criteria set forth in applicable rules of the SEC, the NYSE Corporate Governance Standards and the Company’s Corporate Governance Principles. Additionally, all of the members of the audit committee, nominating and governance committee and the compensation committee are independent under such standards.

Nominations for Directors

The nominating and governance committee will review any candidate recommended by a shareholder of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating and Governance Committee, c/o Mrs. Mary E. Talbott, Scripps Networks Interactive, Inc., 9721 Sherrill Blvd., Knoxville, TN 37932.

In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Nomination for Directors — Qualification Standards

When selecting new director nominees, the nominating and governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee seeks diversity on the board of directors in terms of skills and experience and other factors. The committee is responsible for reviewing with the board of directors the experience, qualifications, attributes and skills of nominees as well as the diversity and composition of the board of directors as a whole. A person considered for nomination to the board of directors must be a person of high integrity. Other factors considered are independence, age, skills, and experience in the context of the needs of the board of directors. The nominating and governance committee makes recommendations to the board of directors regarding the selection of director nominees. The committee is required to review annually the effectiveness of the Company’s corporate governance principles, including the provisions regarding director qualifications (including diversity) that are part of the corporate governance principles.

Compensation Discussion and Analysis

The purpose of the Compensation Discussion and Analysis (“CD&A”) section is to provide material information about the compensation objectives and policies for our named executive officers (“NEOs”) and to put in perspective the quantitative and narrative disclosures that follow the CD&A. Our named executive officers for Fiscal 2014 were:

Kenneth W. Lowe	Chairman, President & Chief Executive Officer;
Joseph G. NeCastro	Chief Financial & Administrative Officer;
Burton F. Jablin	President, Scripps Networks;
Mark S. Hale[1]	Executive Vice President, Global Operations & Chief Technology Officer;
Cynthia L. Gibson[2]	Executive Vice President, Chief Legal Officer;
Dennis W. Shuler[3]	Former Executive Vice President & Chief Human Resources Officer.

[1]	Prior to November 13, 2014, Mr. Hale’s title was Executive Vice President, Operations & Chief Technology Officer.

[2]	Prior to November 13, 2014, Ms. Gibson’s title was Executive Vice President, Chief Legal Officer & Corporate Secretary.

[3]	Mr. Shuler terminated his employment on May 16, 2014.

The CD&A also describes the following:

•	A summary of our business results and the alignment between executive pay and Company performance;

•	Our decision making process on compensation design and pay levels including our compensation governance approach;

•	Our compensation philosophy and objectives; and

•	A detailed description of the elements of the Company’s executive compensation program.

Fiscal 2014 Business Review

Scripps Networks Interactive is one of the leading developers of lifestyle-oriented content for linear and interactive video platforms, including television and the internet, with respected, high-profile brands. Our businesses engage audiences and efficiently serve advertisers by delivering entertaining and highly useful content that focuses on specifically defined topics of interest.

Our operations include our six national television networks, HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and Great American Country, and the websites that are associated with the aforementioned television brands, as well as other internet-based businesses serving home, food and travel related categories.

We have also established lifestyle media brands internationally. Our lifestyle-oriented channels are available in the United Kingdom, other European markets, the Middle East and Africa, Asia-Pacific and Latin America. We currently broadcast 20 channels reaching approximately 130 million subscribers under the HGTV, DIY, Food Network, Fine Living and Travel Channel brands. The growth of our international business, both organically and through acquisitions and joint ventures, has been, and continues to be, a strategic priority of the Company.

Our businesses earn revenue from advertising sales, affiliate fees and ancillary sales, including the sale and licensing of content and consumer products. Programming expenses, employee costs and sales and marketing expenses are our primary operating costs.

We seek to engage audiences that are highly desirable to advertisers with entertaining and informative lifestyle content that is produced for television, the internet and any other media platforms consumers choose. We intend to expand and enhance our lifestyle brands through creating popular new programming and content, distributing on various platforms, such as mobile phones, tablets and video-on-demand, licensing of content and branded consumer products and increasing our international footprint.

In 2014, the Company’s consolidated operating revenue was $2.7 billion, up 5.3 percent from the prior year. Advertising revenue was $1.8 billion, up 5.7 percent from the prior year. Affiliate fee revenue was $799 million, up 5.4 percent from the prior year.

Improved advertising revenue was primarily attributed to higher pricing from advertising units sold and reflects the highly desirable audience that the Company’s national lifestyle television networks attract.

Total segment profit for the Company in 2014 increased to $1.122 billion, up 1.8 percent from the prior year.

Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company’s chief operating decision maker uses segment profit to evaluate the operating performance of business segments and make decisions about the allocation of resources to our reportable segments. Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. A reconciliation of segment profit to operating income determined in accordance with GAAP is provided for on page F-9 of the Company’s 2014 Annual Report on Form 10-K.

For the full-year, equity in earnings of affiliates were $85.6 million, up 7.5 percent. Equity in earnings of affiliates includes the Company’s business partnerships in the United Kingdom and Canada, as well as HGTV and Food Network magazines in the U.S.

Net income attributable to Scripps Networks Interactive was $545 million, or $3.83 per diluted share, compared with $505 million, or $3.40 per diluted share in 2013.

Key Fiscal 2014 Compensation Decisions

Key decisions made in 2014 are recapped below, and discussed in greater detail in the remainder of the CD&A.

Base Salary	All six NEOs received base salary increases effective January 1, 2014, ranging from 2.9 percent to 20.0 percent based on individual contributions to overall corporate results and salary level relative to market.
Annual Incentives	Our financial goals, segment profit and revenue, were achieved at 98.1 percent and 98.8 percent of target respectively, resulting in a payout of 96.7 percent of target. These achievements represent 4.2 percent growth in segment profit and 5.6 percent growth in revenues over 2013.
Long-term Incentives	For the 2013 Performance-Based Restricted Share Unit (“PBRSU”) grant, the Company’s Total Shareholder Return (“TSR”) was at the 34th percentile as compared to the S&P 500 for the two-year period ending December 31, 2014, resulting in a final payout of 56%.
Employment Arrangements

We extended Mr. Lowe’s employment agreement to December 31, 2016.

We entered into a new employment contract with Mr. Hale, effective January 1, 2015.

We entered into a separation agreement with Mr. Shuler in connection with his departure from the Company.

Clawback Policy	In February 2014, we adopted a clawback policy under which the independent members of the board of directors may require executive officers to repay or forfeit certain performance-based compensation where the payment, granting or vesting of the compensation is based on restated financial results.

Business Results’ Impact on Compensation

We establish target compensation at the beginning of the performance period. An executive’s actual pay will be above or below the target level based on individual, organizational and stock performance. A substantial portion of each NEO’s compensation is in the form of equity so that as the stock price rises or falls, so does the NEO’s actual compensation.

We employ a variety of quantitative criteria to assess the performance of our executives. Our objectives include achieving certain segment profit and revenue targets and exceeding the median total shareholder return of our peers. The charts below illustrate the relationship between performance and our Chief Executive Officer’s (“CEO”) compensation.

*	Earned stock options, time-based Restricted Share Units (“RSUs”) and PBRSUs represent value of awards granted in 2011, 2012 and 2013 that vested in 2014 and PBRSU awards granted in 2013 and earned in 2014. All equity awards are valued at SNI share price on December 31, 2014.

Compensation Process Overview

Below we highlight certain executive compensation practices that we consider instrumental in driving Company performance while mitigating risk, as well as practices that we avoid because we do not believe they would serve the interests of our shareholders.

What We Do
Benchmark pay based on the size-adjusted median of companies with which we compete for business and for talent
Maintain a pay mix that is heavily performance-based
Fully disclose the financial performance drivers used in our incentives, in numeric terms
Use different performance metrics in the annual incentive and long-term incentive plan, to avoid heavy reliance on one definition of success
Require double trigger vesting for cash severance payments for termination following a change in control
Maintain stock ownership guidelines for executives
Retain an independent compensation consultant engaged by, and reporting directly to, the compensation committee
Maintain a clawback policy to permit repayment or forfeitures of compensation based on restated financial results

What We Don’t Do
Backdate stock options or reprice without shareholder approval
Pay dividends on unearned PBRSU awards
Permit hedging transactions or short sales by executives or directors
Permit pledging or holding Company stock in a margin account by executives or directors
Extend excise tax gross-up provisions to new executives

Role of the Compensation Committee

The compensation committee is responsible for reviewing and approving the Company’s executive compensation policies, plan designs and the compensation of our senior officers, including our NEOs. The compensation committee considers various factors in making compensation determinations, including the officer’s responsibilities and performance, the effectiveness of our programs in supporting the Company’s short-term and long-term strategic objectives, and the Company’s overall financial performance. Additionally, the compensation committee coordinates the full board of directors’ annual review of the CEO’s performance and considers the board of directors’ assessment in its compensation decisions related to the CEO.

To this end, the compensation committee conducts an annual review of executive officer pay levels, reviews market data provided by the independent consultant, approves changes to program designs, including post-termination arrangements, based on an assessment of competitive market practice and emerging trends. Additionally, the compensation committee recommends succession plans to the board of directors, and evaluates the risks associated with the Company’s executive compensation programs.

Role of the Compensation Consultant

In 2014 the compensation committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide executive compensation consulting services. Meridian’s services to the compensation committee and the nominating and governance committee have included updates on best practices and market trends in executive and director compensation, recommendations regarding executive and director compensation and an independent review of compensation proposals by the Company’s senior management. Meridian attended compensation committee meetings at the committee’s request and was available to provide guidance to the compensation committee as questions and issues arose. Meridian provides no other services to the Company other than independent compensation advisory services. The compensation committee determined that Meridian is independent after consideration of the SEC independence factors.

Role of Executive Officers in Compensation Decisions

At the request of the compensation committee, the CEO presents individual pay recommendations for each of the NEOs, other than himself. In forming his recommendations, he is advised by information provided by human resource management (executive vice president, human resources and senior vice president, human resources) and the independent compensation consultant, assessments of individual contributions, achievement of performance objectives and other qualitative factors. The compensation committee considers these recommendations in approving the pay levels of each NEO. The CEO does not make recommendations concerning his own compensation.

The CEO and members of human resource management regularly attend compensation committee meetings. Human resources management typically presents recommendations for change to program design and individual pay levels for executive officers, taking into consideration individual performance of each incumbent, appropriate benchmarking information and issues that may arise from an accounting, legal or tax perspective.

Compensation Program Overview

The Company’s executive compensation program is designed to meet the following three objectives that align with and support our strategic business goals:

•	Attract and retain executives who lead the Company’s efforts to build long-term value for shareholders.

•	Reward achievement of annual operating performance goals and sustained increases in shareholder value.

•	Emphasize the variable performance-based components of the compensation program more heavily than the fixed components.

The key elements of the Company’s executive compensation program are base salary, annual incentives, long-term incentives consisting of stock options, time-based restricted share units and performance-based restricted share units, and retirement benefits. The compensation program also includes certain perquisites, but these perquisites are not a significant element of compensation. Each element of compensation is designed to fulfill the objectives discussed above.

Program	Form	Fixed or Variable	Objectives
Base Salary	Cash	Fixed	• Serves as attraction and retention incentive • Rewards individual performance
Annual Incentive	Cash	Variable	• Rewards annual operating results • Emphasizes variable performance-based compensation

Long-term Incentive, which includes:			• Emphasizes variable performance-based compensation • Serves as attraction and retention incentive • Aligns interests with shareholders
Stock Options	Equity	Variable	• Rewards for increasing stock price and enhancing long-term value
RSUs	Equity	Fixed	• Rewards for maintaining and increasing stock price and enhancing long-term value
PBRSUs	Equity	Variable	• Rewards for total shareholder returns • Rewards for maintaining and increasing stock price and enhancing long-term value
Retirement Benefits	Cash	Fixed	• Serves as attraction and retention incentive

Pay Mix

The compensation committee has not established a specific formula for the allocation of “fixed” and “variable” compensation components and instead retains the discretion to modify the allocation from year to year. A majority of Mr. Lowe’s total direct compensation is variable. The compensation committee believes this approach directly aligns the CEO with shareholder interests.

As illustrated to the right, for the 2014 annual program elements, approximately 68 percent of the total direct compensation opportunity (i.e., the sum of base salary, annual incentives, variable equity at target and fixed equity) for the Company’s NEOs employed on the last day of 2014 (other than the CEO) was weighted — assuming payout at target levels — toward variable and equity components. The total direct compensation opportunity for the CEO was approximately 87 percent weighted toward variable and equity components.

A significant portion of the compensation program for the NEOs is “variable” or “at risk.” This means that it is contingent upon achieving specific results that are essential to the Company’s long-term success and growth in shareholder value. As described above, the variable components of the 2014 compensation program include annual incentives, stock options, and PBRSUs.

To assist in reviewing the levels of compensation in 2014, the compensation committee’s independent consultant, Meridian, collected and analyzed comprehensive market data, including base salary, target short-term incentives and long-term incentive opportunities for each of the NEOs from the following published and proprietary sources:

Primary Data Source: Proxy data from a peer group of 11 publicly-traded companies in the media industry, including:

AMC Networks Inc.	Lions Gate Entertainment Corp./CN/	Twenty-First Century Fox Inc.
CBS Corp.	Sirius XM Holdings Inc.	Viacom, Inc.
Discovery Communications, Inc.	Starz	Walt Disney Co.
Liberty Global, PLC	Time Warner Inc.

The companies in this peer group represent those companies with which we compete for business and for talent. All pay opportunities were compared with the size-adjusted median of the market using regression analysis based on revenues to reflect pay of similarly-situated executives in comparable positions.

Secondary Data Sources: To obtain a broader understanding of market pay levels and practices, the compensation committee also reviewed survey data from the following sources:

•	The Cable and Telecommunications Human Resources Association (CTHRA) Cable Programmers, Broadcast Networks Compensation Survey; and

•	Towers Watson Executive Compensation Database: General Industry and Media Surveys.

Market data provides an important reference point by indicating what an executive could expect to earn at a similar peer company and what the Company might expect to pay if it should have to recruit from the outside. However, market data is one of the many factors that the compensation committee considers in assessing the reasonableness of pay opportunities provided to the Company’s executive officers. The compensation committee also considers other relevant factors in setting an executive officer’s pay opportunity, such as the incumbent’s experience, tenure in position, talent supply and demand, cost constraints of the Company and internal equity considerations.

Tally Sheets

In determining executive compensation, the compensation committee also reviews tally sheets for each NEO designed to provide:

•	A history of targeted pay for the last five years;

•	The value of outstanding equity awards at various stock price levels;

•	Present value of accrued benefits under each retirement plan and current level of perquisites provided;

•	Cumulative stock exercises and stock vesting over time; and

•	An update on stock ownership levels.

Analysis of Each Compensation Element

Following is a brief summary of each element of the 2014 compensation program for the NEOs.

Base Salary

After discussing the individual performance, experience, scope of responsibilities, and Mr. Lowe’s recommendations for the other NEOs, the compensation committee established the base salaries for each NEO. In general, the increases are intended to align base salary levels with the market and to reflect the individual performance and scope of responsibilities of each NEO. For Mr. Lowe, the increase was also tied to his agreement to extend his Employment Agreement for an additional two years. For Ms. Gibson, the increase was in recognition of the increased responsibility for the business affairs which her predecessor did not have, in order to ensure both internal and external pay equity.

NEO	2014 Base Salary Percentage Increase
Mr. Lowe	10.3%
Mr. NeCastro	2.9%
Mr. Jablin	5.9%
Mr. Hale	6.7%
Ms. Gibson	20.0%
Mr. Shuler	3.0%

Please refer to the Salary column of the Summary Compensation Table for the 2014 base salaries of the NEOs.

Annual Incentive

The annual incentive payout for the NEOs is based on the extent to which certain pre-established performance goals are achieved during the year. The annual incentive program is consistent with the Company’s pay for performance philosophy and is also “at risk” because the Company must achieve certain performance goals established by the compensation committee for the NEOs to receive an annual incentive payout.

Target Incentive Opportunities

The NEOs had the opportunity to earn targeted incentive cash payments that were expressed as a percentage of each executive’s annual base salary. The target incentive opportunities were established by the committee, according to each executive’s position and level of responsibility. The compensation committee took into consideration the overall performance of each NEO, market data as well as Mr. Lowe’s recommendations. The following table shows the 2014 target annual incentive opportunity (expressed as a percentage of base salary) for each NEO, which are the same as in 2013.

NEO	2014 Target Incentive as a Percent of Base Salary
Mr. Lowe	130%
Mr. NeCastro	80%
Mr. Jablin	80%
Mr. Hale	50%
Ms. Gibson	50%
Mr. Shuler	50%

Performance Goals and Actual Results for 2014

The target incentive opportunities are earned based on the extent to which certain performance goals are achieved. The compensation committee established two performance goals for the 2014 annual performance period: segment profit and revenue. These performance goals were used because:

Segment Profit	Segment profit is the measure by which the Company evaluates the operating performance of each business segment and the measure of performance most frequently used by investors to determine the value of the enterprise. Segment profit is defined as net income determined in accordance with U.S. GAAP excluding interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items. The segment profit goal was based on the consolidated performance of the Company.

Revenue	Revenue growth is primarily achieved through growth in advertising sales and affiliate fee revenues from our national television networks. Continued growth in revenues allows us to invest and grow our existing brands and allows us the flexibility to take advantage of promising opportunities in the global media marketplace. The revenue goal was based on the consolidated performance of the Company.

The above combination of a growth measure (revenue) and a profitability measure (segment profit) creates a balance between growing the Company and managing expenses.

The following table provides the weights of each metric, the range of performance and payout, and the actual achievement level for each performance goal along with the payout percentage for 2014. All amounts are shown in millions.

	Weights (% of Total)	Threshold	Target	Maximum	Actual
Segment Profit	65%	$960.3	$1,185.6	$1,422.7	$1,163.0	*
Revenue	35%	$2,184.3	$2,696.7	$3,236.0	$2,665.5
Payout Percent of Target		6%	100%	200%	96.7%

*	The actual segment profit results include adjustments for one-time items that differ from the reported segment profit in the Company’s Annual Report on Form 10-K.

For more information on the 2014 annual incentive opportunity for the NEOs, please refer to the “Grants of Plan-Based Awards” Table. The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of that table provides the estimated payouts for the NEOs at threshold, target and maximum performance levels for 2014. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts earned by each NEO.

Long-Term Incentives

The Company’s long-term incentive awards are consistent with the Company’s pay for performance philosophy and are intended to create a direct correlation between the level of compensation paid to the NEOs and the Company’s financial performance and stock price. This approach:

•	Assists in increasing stock ownership of the NEOs so that their interests are more closely aligned with the long-term interest of the Company’s shareholders;

•	Rewards performance that delivers creation of sustainable shareholder value; and

•	Provides a long-term retention incentive for key employees based on the vesting period.

Long-Term Incentive Opportunities

Under the Company’s Long-Term Incentive Plan, the NEOs were granted equity awards as recommended by the CEO and approved by the compensation committee. The compensation committee approved the 2014 target value of the equity award as a percent of base salary for each NEO based on each NEO’s position and level of responsibility.

Decisions regarding long-term incentive grants were made based on role and competitive market data to reward value creation and meet retention objectives. The compensation committee determined that, to maintain internal equity among the NEOs, the long-term incentive award should increase to reflect increased levels of an NEO’s responsibility and authority in the Company. Therefore, in addition to the other factors cited, the targets reflect the compensation committee’s strategy to ensure proper internal alignment among the NEOs. The table to the right shows the 2014 long-term incentive opportunities (expressed as a percentage of base salary) for each NEO, which are the same as in 2013.

NEO	2014 Long-Term Incentive as a Percent of Base Salary
Mr. Lowe	275%
Mr. NeCastro	200%
Mr. Jablin	200%
Mr. Hale	125%
Ms. Gibson	125%
Mr. Shuler	125%

During 2014 (as in 2013) we used three long-term incentive vehicles targeting the mix in the table below.

Form of Equity	Percent of Target Long-Term Incentive Award
Stock Options	40%
Restricted Share Units (RSUs)	30%
Performance-Based Restricted Share Units (PBRSUs)	30%

This combination of vehicles balances the need for retention with the focus on share price appreciation, both on an absolute basis and a relative basis.

Stock Options

In 2014, we granted stock options to each NEO. Stock options only have a value when the Company’s stock price is greater than the options’ exercise price. This incentivizes NEOs to increase share price which benefits our shareholders. Therefore, stock options help to align the interests of NEOs with those of shareholders. In addition, stock options serve as an important retention device as they vest over three years and, if not vested, are forfeited if the employee voluntarily terminates before retirement.

The 2014 stock option grants have an exercise price equal to the fair market value of the underlying shares on the date of grant and have an eight-year term. These grants provide for accelerated vesting on a pro-rata basis for termination without cause or for good reason.

Time-Based Restricted Share Units

In 2014, we granted RSUs to each NEO. Each RSU corresponds in value to a single share of Company common stock. Therefore, as share price increases, RSUs become more valuable. This creates an incentive for our NEOs to increase share price which benefits our shareholders. Time-based RSUs also provide NEOs the opportunity to increase their stock ownership levels. This serves to help align the interests of the NEOs with those of our shareholders. In addition, RSUs serve as an effective retention incentive as they vest over three years and are forfeited if the employee voluntarily terminates before retirement. These grants provide for accelerated vesting on pro-rata basis for termination without cause or for good reason.

Performance-Based Restricted Share Units (2014 Grants)

In 2014, we granted PBRSUs to each NEO. The PBRSU awards provide NEOs with an opportunity to increase their own stock ownership levels and at the same time serve as retention incentives. The number of shares ultimately earned is dependent upon the level of the Company’s TSR as compared at those companies included in the S&P 500. TSR is determined by the change in fair market value of common stock of the Company and the target companies in the S&P 500 Index for the performance period. To mitigate the volatility in share price, TSR is calculated from the average closing price per share for the 10 trading day period beginning on the first trading day of the performance period and the average closing price per share for the 10 trading day period ending with the last trading day of the performance period.

The two-year performance period begins on January 1, 2014 and ends on December 31, 2015. Shares are earned if the Company’s TSR is at least at the 30th percentile of the peer group according to the schedule to the right, with straight-line interpolation between points.

The earned units, if any, vest 50 percent on each of March 15, 2016 and 2017. These grants provide for accelerated vesting in full for termination without cause or for good reason.

Performance Payout
below 30th percentile	=	0%
30th percentile	=	50%
50th percentile	=	100%
70th percentile	=	150%
90th percentile or higher	=	200%

Performance-Based Restricted Share Units (2013 Grants)

For the 2013 PBRSU grant, the Company’s TSR was at the 34th percentile as compared to companies in the S&P 500 for the two-year period ending December 31, 2014, resulting in a payout of 56 percent of target.

The table below shows the targeted 2013 grants, the value at grant, the number of shares earned as a result of TSR performance, and the value of those earned awards as of December 31, 2014. The earned units vest 50 percent on each of March 15, 2015 and 2016.

NEO	Target PBRSUs	Value at Grant (at Target)	Earned Awards	Value of Earned Awards
Mr. Lowe	17,030	$1,062,161	9,537	$717,850
Mr. NeCastro	8,177	$509,999	4,579	$344,661
Mr. Jablin	2,438	$152,058	1,365	$102,744
Mr. Hale	3,157	$196,902	1,768	$133,077
Ms. Gibson	3,006	$187,484	1,683	$126,679
Mr. Shuler	0	$0	0	$0

Additional Information

For more information on the equity awards granted to NEOs in 2014, please refer to the Grants of Plan-Based Awards Table. For information about the total number of stock options, RSUs and PBRSUs outstanding as of the end of 2014 with respect to each NEO, please refer to the Outstanding Equity Awards at Fiscal Year-End Table.

Retirement Plans

The Company provides savings and retirement benefits through the Scripps Networks Interactive Pension Plan and the Scripps Networks Interactive 401K Savings Plan, in which the NEOs participate.

The pension plan is closed to new participants and the credited service levels used for benefit calculation purposes are frozen; however, consideration of salary growth to calculate benefit levels continues for a ten-year transition period that ends December 31, 2019. Plan participants will continue to accrue service for vesting and early retirement eligibility.

The 401K Savings Plan includes a Company match of 50 percent of the employee’s contribution up to 6 percent of compensation, and a Company contribution based on a combination of age and service. This Company contribution, which went into effect on January 1, 2010, was intended to mirror some of the financial benefits available under the defined benefit plan that was frozen.

To attract and retain key executive talent, the Company has determined that it is important to provide the management team, including the NEOs, with retirement benefits that are in addition to those generally provided to its employees. These restorative plans listed below allow the NEOs to receive the same benefit as other plan participants:

•

The Company supplements the pension plan for all executives whose salary and contributions exceed the IRS limitations through the Company’s Supplemental Executive Retirement Plan (“SERP”). Consistent with the transitional freeze of the defined benefit plan, the SERP was also transitionally frozen, effective January 1, 2010.

•

The NEOs may also defer specified portions of their compensation under the Executive Deferred Compensation Plan, and receive matching contributions, in each case in excess of what they are able to defer under the 401K Savings Plan due to IRS limitations.

•

Due to legal restrictions for plan design, the transitional freeze of the defined benefit pension plan and accompanying transitional freeze of the Company’s SERP had a disproportionately negative impact on employees of the Company, including the NEOs (with the exception of Ms. Gibson and Mr. Shuler who were hired after the pension plan was frozen), whose income levels were above the IRS compensation limits for contributions to qualified retirement plans. In order to address this disproportionately negative impact, the Company added a Supplemental Contribution Plan (“SCP”), effective January 1, 2010 to allow for Company contributions above the IRS contribution limits. During 2011, the SCP was merged into the Executive Deferred Compensation Plan for ease of administration. The changes to the Company’s plans also had a disproportionately negative impact on employees as their relative ages and length of service increased. To address this negative impact, the Company contribution to the Executive Deferred Compensation Plan was increased for a group of employees based on age and length of service, including the four NEOs who participate in the pension plan.

The Company believes that the SERP and the Executive Deferred Compensation Plan are important retention and recruitment tools, as many of the companies with which the Company competes for executive talent provide similar benefits to their senior executives.

Perquisites

The Company provides executives with benefits comparable to those they would receive at other companies within our industry and are necessary for us to remain competitive in the marketplace. Our compensation committee considers these arrangements to be fair and reasonable in light of the relatively low cost to the Company.

In 2014, the NEOs received a financial planning benefit pursuant to the terms of their employment agreements, plus an additional payment to cover the taxes associated with the compensation value of this benefit. They also received membership in luncheon and business clubs, and with respect to Mr. Lowe, a country club membership per his employment agreement.

The NEOs are also eligible for an executive physical. Typically, the majority of the cost associated with this benefit is covered under the healthcare plans offered to the Company’s employees; however, if certain tests or procedures are not covered, the Company will pay for the difference.

For more information about the perquisites provided in 2014 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Other Plans and Agreements

Employment Agreements

The Company maintains employment agreements with each of the NEOs. These employment agreements enhance retention incentives for the NEOs and also protect the Company’s interests by imposing confidentiality, non-competition, non-solicitation and other restrictive covenants on the executives.

The company amended Mr. Lowe’s employment agreement to extend the term through December 31, 2016. The amendment also guarantees him a base salary of at least $1,420,000 annually. Mr. Lowe received a RSU grant valued at $4 million that will vest over the remaining two years of his agreement. The RSU grant vests 50% at the end of 2016 and the remaining 50% at the end of 2016. Both the base salary adjustment and the RSU grant were retention strategies to insure Mr. Lowe’s continued leadership of the Company through the end of 2016. No other terms or conditions were changed in this amendment.

The company entered into a new employment agreement with Mr. Hale in 2014 effective January 1, 2015. The term of Mr. Hale’s agreement extends through December 31, 2015. Mr. Hale’s contract provided for an increase to base salary to $560,000, target annual incentive opportunity of 50 percent and a cash bonus of $250,000 within 30 days of the execution of the agreement and a second cash bonus payable on January 1, 2016. The cash bonus structure was put in place as a retention vehicle in order to insure Mr. Hale’s continued leadership at the Company and in order to allow sufficient opportunity for succession planning.

In 2014, the Company entered in to a Separation Agreement with Mr. Shuler, effective May 16, 2014. As part of this agreement, Mr. Shuler was separated from the Company effective May 16, 2014, pursuant to which, among other things, the Company paid him the severance benefits due under the Executive Severance Plan (the “ESP”). In consideration for such benefits, Mr. Shuler was required to sign a Release of Claims, and remains obligated to comply with the confidentiality, non-competition, non-solicitation, and non-disparagement provisions of the ESP.

Each NEO would be entitled to severance benefits under his/her employment agreement in the event of an involuntary termination of employment without “cause” or a termination by the executive for “good reason,” death or disability. Each NEO, other than Messrs. NeCastro and Jablin, would also be entitled to certain severance benefit upon a termination of employment following the expiration of the term. The severance benefits for each of the NEOs are generally determined based upon a multiple of base pay and annual incentive.

In exchange for the severance benefits, the NEOs agree not to disclose Company confidential information and agree not to compete against the Company or solicit its employees or customers for a period of time after termination. These provisions protect the Company’s interests and help to ensure its long-term success.

Executive Severance Plan

Effective January 1, 2011, the Company adopted the ESP that provides severance benefits to certain executives upon involuntary termination, death and disability. The ESP also provides benefits for termination for “good reason” for those executives with employment agreements. The severance benefits are generally based upon a multiple of base salary and annual incentive, depending upon the level of responsibility of the executive. The ESP was adopted to codify existing practices, to ensure consistency in benefits payable upon termination and to provide for protection of the Company through the inclusion of confidentiality, non-compete and noninterference obligations in exchange for the receipt of benefits.

Change in Control Plan

All NEOs are provided change in control protection under the Company’s Executive Change in Control Plan. Under this plan, a NEO would be entitled to certain severance benefits if a change in control were to occur and the Company terminated the executive’s employment without “cause” or the executive terminated his/her employment with the Company for “good reason” within a two-year period following the change in control. In addition to the benefits available under the Executive Change in Control Plan under these circumstances, Mr. Lowe is entitled to certain additional benefits under his employment agreement. The severance levels in the Change in Control Plan were adopted by the committee in 2008.

This plan was frozen to new participants beginning in 2012. A new plan, 2012 Executive Change in Control Plan, was added for new hires beginning in 2012 that is the same as the 2008 plan with the exception that it does not include a gross-up provision.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of NEOs. The change in control protections allow NEOs to focus on the Company’s business and objectively evaluate the benefits to shareholders of proposed transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control. In addition, the Change in Control Plan conditions the severance benefits upon certain confidentiality, non-compete and non-solicitation obligations which further protects the continuity of the Company’s business following a change in control.

All equity awards held by SNI employees would immediately vest upon a change in control, under the Long-Term Incentive Plan. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This single trigger is appropriate because the equity of the Company will change and the Company believes NEOs, along with all participants, should have the same opportunity to realize value as common shareholders.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each NEO is entitled to receive under his/her employment agreement in connection with his termination of employment as well as in connection with a change in control.

Other Governance Items

Equity Grant Practices

The committee grants annual equity awards at its February meeting. This meeting date is set typically two years in advance. The committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company does not time the release of material nonpublic information based on equity award grant dates.

Stock Ownership Guidelines

Effective November 2011, the Company adopted stock ownership guidelines for all NEOs in addition to executive officers to encourage ownership in the Company for the executives who have a direct impact on the decisions that contribute to the long-term success of the Company.

The guidelines give the executive five years to attain the prescribed ownership levels which are established as a target multiple of base pay. The target multiples for the NEOs are on the table to the right.

NEO	Multiple of Salary
Mr. Lowe	5.0x
Mr. NeCastro	3.0x
Mr. Jablin	3.0x
Mr. Hale	2.0x
Ms. Gibson	2.0x

Shares owned outright as well as RSUs are included in the totals. As of December 31, 2014, all of the NEOs have met the target stock ownership levels.

Mandatory Retirement Policy

Effective January 1, 2011, the Company adopted a mandatory retirement policy pursuant to which all bona fide executives as defined under the Age Discrimination in Employment Act, will be required to retire at the age of 65, unless otherwise determined by the compensation committee. Each of the NEOs qualifies as a bona fide executive and will be subject to the policy. An amendment to Mr. Lowe’s employment agreement in 2014, which was approved by the compensation committee, extended his employment until December 31, 2016, which is approximately eight months after he turns 65.

Anti-hedging and Prohibition on Pledging Policy

Our policy on insider trading prohibits directors, officers and certain key employees from engaging in short sales, purchases of puts and calls and other speculative or hedging transactions with respect to Company stock, regardless of whether they hold material, non-public information. In addition, directors, officers and certain key employees are prohibited from holding Company stock in a margin account or pledging Company stock to secure a loan unless a prior approval is obtained.

Income Deduction Limitations

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of non-performance-based compensation that the Company may deduct for federal income tax purposes in any given year with respect to the compensation of each of the NEOs other than the Chief Financial Officer. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The compensation committee intends to preserve the tax deductibility of compensation paid to our executive officers to the extent consistent with our overall program objectives and philosophy, but recognizes that doing so may not always be feasible. In light of the need to maintain flexibility in administering our executive compensation program, the committee retains discretion to recommend to the board of directors executive compensation that may not be deductible.

Compensation Risk Assessment

Members of management from the Company’s human resources, finance and legal groups assessed whether the Company’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our NEOs and reported the results to the committee.

Specifically, the review included a detailed analysis of the following risk factors related to compensation: pay mix, performance goals, performance metrics/target, market comparisons and checks and balances. The review also analyzed whether there was any link between the Company’s key business risks and its compensation programs.

Based upon the review, and in consultation with outside counsel, the committee determined that its compensation policies and practices did not create risks that are “reasonably likely to have a material adverse effect” on the Company.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information concerning compensation paid to the NEOs in 2012, 2013, and 2014. The narrative following the table describes current employment agreements and employment terms with each of our NEOs.

Summary Compensation Table — 2012 to 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
Kenneth W. Lowe	2014	1,420,000		6,398,643	1,566,013	1,785,174	212,433	455,752	11,838,015
Chairman, President & Chief Executive Officer	2013	1,287,500		2,301,604	1,462,782	1,748,466		436,486	7,236,838
	2012	1,250,000		7,435,504	1,353,105	1,748,988	2,005,860	441,155	14,234,612
Joseph G. NeCastro	2014	875,000		1,074,889	701,791	676,935	275,961	194,949	3,799,525
Chief Financial & Administrative Officer	2013	850,000		4,605,128	702,346	710,355		197,223	7,065,052
	2012	823,798		1,628,186	641,624	709,323	358,442	180,692	4,342,065
Burton F. Jablin	2014	900,000		1,105,662	721,848	696,276	522,776	219,613	4,166,175
President, Scripps Networks	2013	830,027		5,829,452	209,365	590,053		208,655	7,667,552
Mark S. Hale[1]	2014	560,000	250,000	429,989	280,724	270,774	258,511	118,313	2,168,311
Executive Vice President, Global Operations & Chief	2013	525,000		426,668	271,131	274,218		115,447	1,612,464
	2012	485,000		363,802	238,643	261,003	312,417	107,388	1,768,253
Technology Officer
Cynthia L. Gibson[2]	2014	600,000		460,762	300,762	290,115	0	88,985	1,740,624
Executive Vice President, Chief Legal Officer	2013	500,000		406,261	258,212	261,160		76,077	1,501,710
	2012	417,869	5,000	557,522	201,739	224,876		63,886	1,470,892
Dennis W. Shuler[3]	2014	211,079		434,980	283,986	98,361	0	1,438,551	2,466,957
Former Executive Vice President & Chief Human Resources Officer

(1)	Prior to November 13, 2014, Mr. Hale’s title was Executive Vice President, Operations & Chief Technology Officer.

(2)	Prior to November 13, 2014, Ms. Gibson’s title was Executive Vice President, Chief Legal Officer & Corporate Secretary.

(3)	Mr. Shuler terminated his employment on May 16, 2014. If his employment had continued to December 31, 2014, he would have been listed as a NEO based on his total compensation, and is therefore included as a NEO for 2014.

(4)	Mr. Hale received a cash bonus related to his new employment agreement.

(5)	Reflects the aggregate grant date fair value of the: (i) performance-based restricted share units granted to our NEOs (based on the probable outcome of the performance conditions as of the date of grant) and (ii) time-based restricted share units granted to our NEOs. The grant date fair value of the performance-based restricted share units granted in 2014, assuming that the highest level of performance would be achieved, is as follows: Mr. Lowe: $2,454,284; Mr. NeCastro: $1,099,832; Mr. Jablin: $1,131,319; Mr. Hale: $439,967; Ms. Gibson $471,455; and Mr. Shuler: $445,073.

The aggregate grant date fair value was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). See Note 21 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 (“Annual Report”) for an explanation of the assumptions made in valuing these awards. For additional information about the equity awards granted in 2014, please refer to the Grants of Plan-Based Awards section of this proxy statement. For information on all outstanding equity awards as of December 31, 2014, please refer to the Outstanding Equity Awards at Fiscal Year-End table.

(6)	Reflects the aggregate grant date fair value of the stock options granted to our NEOs. The aggregate grant date fair value was determined in accordance with FASB ASC Topic 718. See Note 21 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(7)	Reflects the annual incentive earned by each NEO under the Executive Annual Incentive Plan for the applicable calendar year. For additional information about the 2014 annual incentive opportunities, please refer to the Grants of Plan-Based Awards and CD&A sections of this proxy statement.

(8)	Reflects the increase in the present value of the accumulated benefits under the pension plan and the SERP for the applicable calendar year. Ms. Gibson and Mr. Shuler are not eligible to participate in the pension plan or SERP. For information on these plans, please refer to the Pension Benefits table. The NEOs did not accrue any preferential or above-market earnings on non-qualified deferred compensation.

(9)	Reflects the perquisites and other benefits outlined in the table below. For more information about these benefits, please refer to the CD&A.

All Other Compensation Table

Name		Financial Planning ($)(i)	Legal Fees ($)(ii)	Club Dues ($)(iii)	Tax Gross- Up ($)(iv)	Matching Contribution ($)(v)	Company Contribution ($)(vi)	Senior Executive Physical ($)(vii)	Charitable Matching Gift ($)(viii)	Severance Payment ($)(ix)	Total ($)
Mr. Lowe	2014	15,000	1,682	15,236	12,054	96,155	315,625				455,752
	2013	15,000		15,655	10,840	91,079	298,912		5,000		436,486
	2012	15,000	1,888	16,080	7,521	89,970	294,453	1,243	15,000		441,155

Mr. NeCastro	2014	11,080			3,562	46,558	128,749		5,000		194,949
	2013	10,000	9,234		12,751	46,811	113,427		5,000		197,223
	2012	10,000		1,080	5,385	45,972	110,903	2,352	5,000		180,692
Mr. Jablin	2014	10,000			7,227	47,888	154,498				219,613
	2013	10,000	5,747		5,928	42,582	136,898		7,500		208,655

Mr. Hale	2014	10,000		1,713	3,765	24,923	77,912				118,313
	2013	10,000		1,618	3,765	23,977	76,087				115,447
	2012	10,000		1,602	3,853	22,380	69,053		500		107,388
Ms. Gibson	2014	10,000			7,227	26,703	40,055		5,000		88,985
	2013	10,000			3,765	22,835	34,477		5,000		76,077
	2012	10,000				19,212	27,174		7,500		63,886

Mr. Shuler	2014	3,726		1,235	2,743	10,751	5,442	4,575		1,410,079	1,438,551

(i)	Represents the amount paid to our NEOs for financial planning services.

(ii)	For 2014 represents the amount for legal services related to an amendment to Mr. Lowe’s employment agreement.

(iii)	Represents the amount paid for dining, business and country clubs.

(iv)	For 2014 represents reimbursement of taxes imposed on the financial planning benefit, with respect to Mr. Lowe’s legal fees, and Mr. Shuler’s executive physical.

(v)	Represents the amount of all matching contributions earned under the Company’s 401(k) Plan and Deferred Compensation Plan.

(vi)	Represents the amount of all age plus service contributions earned under the Company’s 401(k) Plan and Deferred Compensation Plan.

(vii)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.

(viii)	Represents the amount of matching charitable contributions under the Company’s matching gift program.

(ix)	Represents the amount of severance paid to Mr. Shuler upon his termination. The payment includes cash severance of $1,274,625, continued payment of health care premiums and gross up of $40,090, a cash payment in lieu of outplacement services of $25,000, relocation expenses and tax gross up of $27,997 and financial planning and tax gross up of $13,772. The payment also includes premiums for life insurance of $28,595 that was paid on Mr. Shuler’s behalf at the time of his termination.

Salary and Bonus in Proportion to Total Compensation

The NEOs generally receive 47 percent to 55 percent of their target total direct compensation in the form of base salary and cash incentive awards under the Executive Annual Incentive Plan. This excludes any non-recurring special equity grants. Please see the CD&A for a description of the objectives of the Company’s compensation program and overall compensation philosophy.

Employment Agreements

Each of the NEOs has entered into an employment agreement with the Company. These employment agreements enhance retention of NEOs and also protect the Company’s interests by imposing confidentiality, non-competition, non-solicitation and other restrictive covenants on the executives. The employment agreements establish the minimum base salary and target annual incentive opportunity for the term of the agreement. Following is a brief summary of the employment agreements.

Employment Agreement for Mr. Lowe

Mr. Lowe serves as Chairman, President and Chief Executive Officer pursuant to an employment agreement that was most recently amended in 2014 and extends the term through December 31, 2016. During the term, Mr. Lowe is entitled to: (i) a base salary that is not less than $1,420,000 and an annual target bonus opportunity equal to no less than 130 percent of his salary; (ii) participate in all equity incentive, employee pension, and welfare benefit plans on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) payment of a lump sum equal to 3.0 times his base salary and 2.0 times his target annual incentive upon termination without “cause” or for “good reason”; and (iv) reimbursement for tax and financial planning up to maximum of $15,000 per year, the annual membership fees and other dues associated with one country club and one luncheon club, and the costs of an annual physical examination.

Employment Agreement for Mr. NeCastro

Mr. NeCastro serves as Chief Financial and Administrative Officer, pursuant to an employment agreement entered into in 2010 that was amended in 2012 extending the term through December 31, 2016. A 2013 amendment to Mr. NeCastro’s agreement provides for an additional equity grant in consideration for his waiver of certain severance benefits available to him. During the term, Mr. NeCastro is entitled to: (i) a base salary that is not less than $850,000 and an annual target bonus opportunity equal to no less than 80 percent of salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans applicable to similarly situated executives of the Company; (iii) an additional equity grant upon each renewal of his term; (iv) payment of a lump sum equal to 2.5 times his base salary and 2.5 times his target annual incentive upon termination without “cause” or for “good reason” if prior to the end of the term, and (v) reimbursement for tax and financial planning up to a maximum of $15,000 per year, the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Employment Agreement Mr. Jablin

Mr. Jablin serves as the President, Scripps Networks pursuant to an employment agreement entered into in 2013 that extends through December 31, 2017. During the term, Mr. Jablin is entitled to: (i) an annual base salary that is not less than $850,000 and a target annual incentive opportunity of 80 percent of his salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs applicable to similarly situated executives of the Company; (iii) payment of a lump sum equal to 2.5 times his base salary and target annual incentive upon termination without “cause” or for “good reason”; and (iv) reimbursement for tax and financial planning up to a maximum of $15,000 per year and the costs of an annual physical examination.

Employment Agreement Mr. Hale

Mr. Hale served as the Executive Vice President, Operations and Chief Technology Officer pursuant to an employment agreement entered into in 2011 that extends through December 31, 2014. In 2014, the Company entered into a new employment agreement that becomes effective as of January 1, 2015 and extends through December 31, 2015. His new title, effective November 13, 2014, is Executive Vice President, Global Operations and Chief Technology Officer. Under the 2011 employment agreement, Mr. Hale was entitled to: (i) an annual base salary that is not less than $468,000 and target annual incentive opportunity of 50 percent of his base salary; (ii) participate in all equity incentive plans, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company; (iii) payment of a lump sum equal to 1.5 times Mr. Hale’s base salary and target annual incentive upon termination without “cause” or for “good reason”; and

(iv) reimbursement for tax and financial planning up to a maximum of $10,000 per year and the cost of an annual physical examination. Under Mr. Hale’s new employment agreement, he received a bonus payment of $250,000 in 2014 for his execution of the new employment agreement. A second bonus payment of $250,000 will be paid on January 1, 2016. His new employment agreement also provides that he will be entitled to an annual base salary that is not less than $560,000.

Employment Agreement Ms. Gibson

Ms. Gibson serves as the Executive Vice President, Chief Legal Officer pursuant to an employment agreement entered into in 2012 that extends through December 31, 2016. During the term, Ms. Gibson is entitled to: (i) an annual base salary that is not less than $500,000 and a target annual incentive opportunity of 50 percent of her base salary; (ii) participate in all equity incentive plans, employee retirement, welfare benefit plans available to similarly situated executives of the Company; (iii) payment of a lump sum equal to 1.5 times base salary and annual incentive upon termination without “cause” or for “good reason”; and (iv) reimbursement for tax and financial planning up to a maximum of $10,000 per year, the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Employment Agreement Mr. Shuler

Mr. Shuler separated from his position as the Executive Vice President and Chief Human Resources Officer effective May 16, 2014. In connection with his departure, the Company entered into a Separation Agreement with Mr. Shuler pursuant to which, among other things, the Company paid Mr. Shuler severance benefits under the Executive Severance Plan, which include (i) a lump sum payment equal to 1.5 times his base salary and target annual incentive; (ii) a pro-rated 2014 annual incentive; (iii) a lump sum payment equal to 18 months of COBRA continuation; (iv) a financial planning stipend of $10,000; and (v) a lump sum payment of $25,000 in lieu of outplacement services. The Separation Agreement also provides for confidentiality, noncompete, nonsolicitation and nondisparagement covenants in the Executive Severance Plan and provides for a release of claims in favor of the Company. For more information on Mr. Shuler’s severance payout, please refer to the “Potential Payments Upon Termination or Change in Control” section.

Please refer to the “Potential Payments Upon Termination or Change in Control” section for information regarding potential payments and benefits, if any, that each executive is entitled to receive under his/her employment agreement in connection with his/her termination of employment or change in control, along with a brief description of the applicable non-competition, non-solicitation, confidentiality and other restrictions applicable to each executive.

Grants of Plan-Based Awards

The following table sets forth information for each NEO regarding: (i) estimated payouts of the annual cash incentive opportunities granted by the Company in 2014; (ii) time-based and performance-based restricted share units granted in 2014; and (iii) stock options granted in 2014.

Grants of Plan-Based Awards — 2014

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/SH) (5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Lowe	2014	110,760	1,846,000	3,692,000
	3/1/2014				7,210	14,420	28,840				1,227,142
	3/1/2014								80,185	81.24	1,566,013
	3/1/2014							14,420			1,171,481
	3/3/2014							49,444			4,000,020
Mr. NeCastro	2014	42,000	700,000	1,400,000
	3/1/2014				3,231	6,462	12,924				549,916
	3/1/2014								35,934	81.24	701,791
	3/1/2014							6,462			524,973
Mr. Jablin	2014	43,200	720,000	1,440,000
	3/1/2014				3,324	6,647	13,294				565,660
	3/1/2014								36,961	81.24	721,848
	3/1/2014							6,647			540,002
Mr. Hale	2014	16,800	280,000	560,000
	3/1/2014				1,293	2,585	5,170				219,984
	3/1/2014								14,374	81.24	280,724
	3/1/2014							2,585			210,005
Ms. Gibson	2014	18,000	300,000	600,000
	3/1/2014				1,385	2,770	5,540				235,727
	3/1/2014								15,400	81.24	300,762
	3/1/2014							2,770			225,035
Mr. Shuler	2014	16,995	283,250	566,500
	3/1/2014				1,308	2,615	5,230				222,537
	3/1/2014								14,541	81.24	283,986
	3/1/2014							2,615			212,443

(1)	Reflects the incentive opportunities granted in 2014 under the Executive Annual Incentive Plan. The award had a performance period that commenced January 1, 2014 and ended December 31, 2014. The “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts under the plan when the performance goals were established. The threshold equals 6 percent of the target award and the maximum equals 200 percent of the target award. The actual 2014 annual incentive payouts are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement. For information on the applicable performance goals for each award, please refer to the CD&A.

(2)

Reflects the performance-based restricted share units granted under the 2008 Long-Term Incentive Plan. The award has a performance period that commenced January 1, 2014 and will end on December 31, 2015 and a payout that ranges from 50 percent to 200 percent. The actual restricted share units credited to the NEOs after the end of the performance period vest 50 percent on each March 15, 2016 and March 15, 2017. Vesting accelerates in full upon the executive’s death, disability, retirement, termination without cause or for good reason or in the event of a change in control. The NEOs have no right to vote the share units until they are vested; but they receive dividend equivalents commencing after the end of the performance period as dividends are paid on the underlying shares during the time-based vesting period. For information on the applicable performance goals and performance period for the award, please refer to the CD&A.

(3)	Reflects the time-based restricted share units granted under the 2008 Long-Term Incentive Plan on March 1, 2014. The units will vest in three annual installments beginning on the first anniversary of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates in full upon the executive’s death, disability or retirement, or in the event of a change in control, and vesting accelerates on a prorated basis upon a termination without cause or for good reason. On March 3, 2014, Mr. Lowe was awarded 49,444 restricted share units which will vest 50% on December 31, 2015 and 50% on December 31, 2016. Vesting accelerates in full upon death, disability, or in the event of a change in control, termination without cause or for good reason. The NEOs have no right to vote the share units until they are vested; but they receive dividend equivalents as dividends are paid on the underlying shares during the vesting period.

(4)	Reflects the number of shares that may be issued to the NEOs on exercise of stock options granted by the Company in 2014. These stock options vest in three annual installments beginning on the first anniversary of the date of grant. Vesting accelerates in full upon the executive’s death, disability, retirement, or in the event of a change in control, and vesting accelerates on a pro-rated basis upon a termination without cause or for good reason.

(5)	Reflects the exercise price of each stock option reported in the table, which equaled the closing market price of the underlying option shares on the date of grant.

(6)	Reflects the grant date fair value, as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table. See Note 21 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for an explanation of the assumptions used in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information for each NEO with respect to (i) each option to purchase Company shares that had not been exercised and remained outstanding as of December 31, 2014, (ii) each award of time-based restricted share units that had not vested and remained outstanding as of December 31, 2014, and (iii) each award of Company performance-based restricted share units that had not vested and remained outstanding as of December 31, 2014.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(2) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mr. Lowe	2/21/2008	83,875		39.80	2/20/2016
	2/18/2010	103,147		39.44	2/17/2018
	2/17/2011	79,090		53.17	2/16/2019
	2/16/2012	63,482	31,740	43.59	2/15/2020
	2/14/2013	25,854	51,706	62.37	2/13/2021
	3/1/2014		80,185	81.24	2/28/2022

Total		355,448	163,631			162,158	12,205,633	7,210	542,697
Mr. NeCastro	2/17/2011	37,148		53.17	2/16/2019
	2/16/2012	30,102	15,051	43.59	2/15/2020
	2/14/2013	12,414	24,826	62.37	2/13/2021
	3/1/2014		35,934	81.24	2/28/2022

Total		79,664	75,811			119,957	9,029,163	4,918	370,178
Mr. Jablin	2/16/2012		4,536	43.59	2/15/2020
	2/14/2013	3,701	7,400	62.37	2/13/2021
	3/1/2014		36,961	81.24	2/28/2022

Total		3,701	48,897			67,435	5,075,832	33,243	2,502,163
Mr. Hale	2/21/2008	13,387		39.80	2/20/2016
	2/18/2010	18,346		39.44	2/17/2018
	2/17/2011	14,021		53.17	2/16/2019
	2/16/2012	11,196	5,598	43.59	2/15/2020
	2/14/2013	4,792	9,584	62.37	2/13/2021
	3/1/2014		14,374	81.24	2/28/2022

Total		61,742	29,556			11,290	849,798	1,293	97,324
Ms. Gibson	2/17/2011	5,534		53.17	2/16/2019
	2/16/2012		4,732	43.59	2/15/2020
	2/14/2013	4,564	9,127	62.37	2/13/2021
	3/1/2014		15,400	81.24	2/28/2022

Total		10,098	29,259			11,949	899,401	1,385	104,249
Mr. Shuler	3/1/2014	1,875		81.24	5/15/2016

Total		1,875	0			0	0	1,308	98,453

(1)	Reflects the number of shares underlying the outstanding stock options that have vested as of December 31, 2014.

(2)	Reflects the number of shares underlying the outstanding stock options that have not vested as of December 31, 2014. The regular vesting dates for each unexercisable stock option award are as follows:

Name	Grant Date	Total Number of Unvested Stock Options Outstanding	Vesting Date
Mr. Lowe	2/16/2012	31,740	31,740 on 2/16/2015
	2/14/2013	51,706	25,853 on 2/14/2015 and 2/14/2016
	3/1/2014	80,185	26,729 on 3/1/2015; 26,728 on 3/1/2016 and 3/1/2017

	Total	163,631
Mr. NeCastro	2/16/2012	15,051	15,051 on 2/16/2015
	2/14/2013	24,826	12,413 on 2/14/2015 and 2/14/2016
	3/1/2014	35,934	11,978 on 3/1/2015, 3/1/2016 and 3/1/2017

	Total	75,811
Mr. Jablin	2/16/2012	4,536	4,536 on 2/16/2015
	2/14/2013	7,400	3,700 on 2/14/2015 and 2/14/2016
	3/1/2014	36,961	12,321 on 3/1/2015; 12,320 on 3/1/2016 and 3/1/2017

	Total	48,897
Mr. Hale	2/16/2012	5,598	5,598 on 2/16/2015
	2/14/2013	9,584	4,792 on 2/14/2015 and 2/14/2016
	3/1/2014	14,374	4,792 on 3/1/2015; 4,791 on 3/1/2016 and 3/1/2017

	Total	29,556
Ms. Gibson	2/16/2012	4,732	4,732 on 2/16/2015
	2/14/2013	9,127	4,564 on 2/14/15; 4,563 on 2/14/2016
	3/1/2014	15,400	5,134 on 3/1/2015; 5,133 on 3/1/2016 and 3/1/2017

	Total	29,259
Mr. Shuler

	Total	0

(3)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

(4)	Reflects the number of restricted share units outstanding as of December 31, 2014. The vesting dates for each outstanding restricted share unit award are as follows:

Name	Grant Date	Total Number of Restricted Share Units Outstanding	Vesting Date
Mr. Lowe	2/16/2012	7,886	7,886 on 2/16/2015
	2/16/2012	19,518	19,518 on 3/15/2015
	8/1/2012	50,000	50,000 on 8/1/2015
	2/14/2013	11,353	5,677 on 2/14/2015 and 5,676 on 2/14/2016
	2/14/2013	9,537	4,769 on 3/15/2015 and 4,768 on 3/15/2016
	3/1/2014	14,420	4,807 on 3/1/2015 and 3/1/2016; 4,806 on 3/1/2017
	3/3/2014	49,444	24,722 on 12/31/2015 and 12/31/2016

	Total	162,158
Mr. NeCastro	3/29/2010	38,033	38,033 on 3/29/2015
	2/16/2012	3,739	3,739 on 2/16/2015
	2/16/2012	9,255	9,255 on 3/15/2015
	11/14/2012	6,746	6,746 on 12/31/2016
	2/14/2013	5,451	2,726 on 2/14/2015 and 2,725 on 2/14/2016
	2/14/2013	4,579	2,290 on 3/15/2015 and 2,289 on 3/15/2016
	11/13/2013	45,692	45,692 on 12/31/2016
	3/1/2014	6,462	2,154 on 3/1/2015, 3/1/2016 and 3/1/2017

	Total	119,957
Mr. Jablin	2/16/2012	1,127	1,127 on 2/16/2015
	2/16/2012	2,790	2,790 on 3/15/2015
	11/14/2012	8,190	8,190 on 3/15/2015
	2/14/2013	1,625	813 on 2/14/2015 and 812 on 2/14/2016
	2/14/2013	1,365	683 on 3/15/2015 and 682 on 3/15/2016
	11/13/2013	19,582	19,582 on 12/31/2017
	11/13/2013	26,109	13,055 on 12/31/2015 and 13,054 on 12/31/2016
	3/1/2014	6,647	2,216 on 3/1/2015 and 3/1/2016; 2,215 on 3/1/2017

	Total	67,435
Mr. Hale	2/16/2012	1,391	1,391 on 2/16/2015
	2/16/2012	3,442	3,442 on 3/15/2015
	2/14/2013	2,104	1,052 on 2/14/2015 and 2/14/2016
	2/14/2013	1,768	884 on 3/15/2015 and 3/15/2016
	3/1/2014	2,585	862 on 3/1/2015 and 3/1/2016; 861 on 3/1/2017

	Total	11,290
Ms. Gibson	2/16/2012	1,176	1,176 on 2/16/2015
	2/16/2012	2,911	2,911 on 3/15/2015
	11/14/2012	1,405	1,405 on 11/14/2015
	2/14/2013	2,004	1,002 on 2/14/2015 and 2/14/2016
	2/14/2013	1,683	842 on 3/15/2015 and 841 on 3/15/2016
	3/1/2014	2,770	924 on 3/1/2015; 923 on 3/1/2016 and 3/1/2017

	Total	11,949
Mr. Shuler

	Total	0

(5)	The value was calculated using the closing market price of our Class A Common Shares on December 31, 2014 ($75.27 per share).

(6)	Reflects the number of performance-based restricted share units which are unearned or unvested and reported assuming threshold performance as of December 31, 2014. The award has a performance period that commenced January 1, 2014 and will end on December 31, 2015 and a payout that ranges from 50 percent to 200 percent. The actual restricted share units credited, if any, to the NEOs after the end of the performance period vest 50 percent on each March 15, 2016 and March 15, 2017.

Option Exercises and Stock Vested

The following table sets forth information for each NEO with respect to the exercise of stock options during 2014, and the vesting of restricted share unit awards during 2014.

Option Exercises and Stock Vested — 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Lowe	402,341	19,773,420	64,287	5,212,491
Mr. NeCastro	47,945	1,840,054	39,375	3,068,018
Mr. Jablin	9,074	323,132	26,242	2,025,340
Mr. Hale	0	0	6,988	558,174
Ms. Gibson	15,465	524,230	7,399	584,487
Mr. Shuler	0	0	3,908	292,015

(1)	Reflects the product of the number of options exercised and the difference between the exercise price and the option price on the day of exercise.

(2)	Reflects the product of the number of restricted share units that vested and the closing price per share on the vesting date.

Pension Benefits

The following table sets forth information regarding the pension benefits for each NEO.

Pension Benefits Table — 2014

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Lowe	Scripps Pension Plan	29.67	1,154,671	0
	SERP	29.67	13,211,421	0
Mr. NeCastro	Scripps Pension Plan	7.67	272,702	0
	SERP	7.67	1,414,980	0
Mr. Jablin	Scripps Pension Plan	15.75	501,358	0
	SERP	15.75	2,324,198	0
Mr. Hale	Scripps Pension Plan	15.75	520,252	0
	SERP	15.75	1,125,027	0
Ms. Gibson[2]	Scripps Pension Plan	0.00	0	0
	SERP	0.00	0	0
Mr. Shuler[2]	Scripps Pension Plan	0.00	0	0
	SERP	0.00	0	0

(1)	The number of years of credited service was frozen as of December 31, 2009. The present value of accumulated benefits was calculated as of December 31, 2014 using the same assumptions included in the Annual Report, except that (i) no pre-retirement decrements were assumed and (ii) a retirement age of 62 (the earliest age for unreduced retirement) was assumed. The assumptions included in the Annual Report and these present values of accumulated benefits include the discount rates as of December 31, 2014 are 3.46 percent for the Pension Plan and 3.14 percent for the SERP. Similarly, the discount rates as of December 31, 2013 were 4.27 percent for the Pension Plan and 3.62 percent for SERP.

(2)	Ms. Gibson and Mr. Shuler were hired after the pension plan was frozen.

Description of Retirement Plans

Pension Plan

The Company Pension Plan (the “Pension Plan”) as described below was in effect through December 31, 2014. The Pension Plan was a tax-qualified pension plan covering substantially all eligible employees. The Pension Plan was transitionally frozen effective December 31, 2009. The material terms and conditions of the Pension Plan as they pertained to the NEOs in 2014 included the following:

Benefit Formula:    Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1 percent of the participant’s average monthly compensation up to an integration level plus 1.25 percent of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s years of service as of December 31, 2009. The integration level is the average of the Social Security taxable wage bases for the thirty-five years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the eleven years before termination for which the participant’s compensation was the highest.

Compensation:    Subject to the applicable Internal Revenue Code limit ($260,000 for 2014), compensation includes salary, annual incentives, and amounts deferred pursuant to the SNI 401K Savings Plan and the Company Flex Plan.

Normal Retirement:    A participant is eligible for a normal retirement benefit based on the benefit formula described above if his employment terminates on or after age 65.

Early Retirement:    A participant is eligible for an early retirement benefit if his/her employment terminates on or after age 55 and he/she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167 percent for each month the benefit commences before age 62. Messrs. Lowe, NeCastro and Hale are the only NEO’s currently eligible for an early retirement benefit. The Company does not grant extra years of service to any NEO under the Pension Plan.

Deferred Vested Benefits:    Each participant who ceases to be employed by the Company for any reason other than death, after his completion of at least five years of credited service, and who does not qualify to receive any other benefit under the plan, shall be eligible to receive a deferred vested benefit.

Form of Benefit Payment:    The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100 percent survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving the same monthly amount for life. Other optional forms of payment include a lump sum, joint and 50 percent or 100 percent survivor annuity (which provides a reduced monthly amount for the participant’s life with the survivor receiving 50 percent or 100 percent of the monthly amount for life), or a monthly life annuity with a 10-year certain or 5-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or 5 years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or 5-year certain period, as applicable). All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

SERP

The SERP was intended to attract and retain executive talent by supplementing benefits payable under the Pension Plan. The SERP was amended effective January 1, 2010 in connection with the transitional freeze of the Pension Plan. The material terms and conditions of the SERP as they pertained to the NEOs in 2014 included the following:

Eligibility:    An executive generally is eligible to participate in the SERP if he/she qualifies for a Pension Plan benefit that was limited by application of the Internal Revenue Code limits on compensation and benefits.

Benefit Formula:    The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit plus a 1.45 percent gross up for the employee Medicare tax. It may also include a 0.9 percent gross up for the additional Medicare Tax for High-Income Taxpayers if applicable. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan).

Benefit Entitlement:    A participant becomes entitled to a SERP benefit upon termination. The benefit is paid in a single lump sum in the 7th month following termination.

Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each NEO as of December 31, 2014:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)(4)
Mr. Lowe	176,710	384,411	-295,625	0	7,355,431
Mr. NeCastro	77,516	149,231	-116,531	0	2,129,072
Mr. Jablin	98,377	179,880	146,153	0	3,614,337
Mr. Hale	166,390	74,373	46,520	0	1,638,400
Ms. Gibson	49,412	47,726	9,413	0	329,609
Mr. Shuler	88,243	8,392	33	1,504	95,165

(1)	Represents the base salary and annual incentive deferred by each NEO during 2014. The deferrals are included in the amounts reflected in the Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

(2)	Represents the matching and age plus service contributions credited to each NEO during 2014. These contributions are included in the All Other Compensation column of the Summary Compensation Table.

(3)	The aggregate balance as of December 31, 2014 for each NEO includes the following amounts that were previously earned and reported as compensation on the 2006 through 2013 Summary Compensation Tables:

Name	Salary Deferred ($)	Annual Incentive Deferred ($)	Matching Contributions ($)	Age + Service ($)	Restricted Share Units ($)
Mr. Lowe	447,208	407,644	427,427	1,222,221	394,200
Mr. NeCastro	368,249	262,593	192,138	393,262	0
Mr. Jablin	52,311	35,403	34,932	116,727	0
Mr. Hale	108,779	242,497	86,484	187,616	0
Ms. Gibson	24,632	48,604	26,897	39,572	0
Mr. Shuler	0	0	0	0	0

Description of Executive Deferred Compensation Plan

Each NEO is eligible to defer up to 50 percent of his/her pre-tax base salary and up to 100 percent of his/her pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is informally funded. Each participant is also entitled to a 50 percent matching credit on base salary deferrals, up to 6 percent of base salary over the applicable Internal Revenue Code limit ($260,000 for 2014), and any annual incentive deferrals. Under the Deferred Compensation Plan, “excess” age and service credits are made on behalf of participants whose age and service contributions under the 401K Savings Plan are subject to limits imposed by the IRS. Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. In general, payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants, and are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. The “excess” age and service credits are paid in cash in a single lump sum. The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2014, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Description of Potential Payments Upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans and arrangements that require it to pay or provide compensation and benefits to its NEOs in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each NEO in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2014, along with other material assumptions noted below. The actual amounts that would be paid to a NEO upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a NEO has earned prior to the applicable triggering event, such as equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). As a result, it does not provide information on the payout of the 2014 annual incentive, as this award was earned as of December 31, 2014, in accordance with its terms, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the “Outstanding Equity Awards at Fiscal Year-End” table for a summary of each NEO’s vested equity awards, the “Pension Benefits” table for a summary of each NEO’s vested pension benefit, and the “Nonqualified Deferred Compensation” table for a summary of each NEO’s deferred compensation balance. Please see the “Summary Compensation” table for the annual incentive earned by the NEO in 2014.

Name and Type of Termination	Cash Severance $	Restricted Share Units (1)$	Performance Based Restricted Share Units (2)$	Unexercisable Options (3)$	Health & Welfare (4)$	Retirement (5)(7)$	Legal Expense $	Out- placement $	Total $
Mr. Lowe
Due to Retirement		4,720,483	1,085,393	1,672,531					7,478,407
Due to Death	4,686,000	12,205,633	1,085,393	1,672,531	13,132				19,662,689
Due to Disability	4,686,000	12,205,633	1,085,393	1,672,531	228,867				19,878,424
Due to Change in Control (Single Trigger)		12,205,633	1,085,393	1,672,531					14,963,557
Due to Change in Control (Double Trigger)	9,798,000				38,209	2,313,283	75,000	50,000	12,274,492
Without Cause or for Good Reason(6)	7,952,000	12,205,633	1,085,393	1,672,531	40,682				22,956,239
Mr. NeCastro
Due to Retirement		2,219,411	486,395	797,071					3,502,877
Due to Death	1,575,000	9,029,163	613,375	797,071	29,935				12,044,544
Due to Disability	1,575,000	9,029,163	613,375	797,071	29,935				12,044,544
Due to Change in Control (Single Trigger)		9,029,163	613,375	797,071					10,439,609
Due to Change in Control (Double Trigger)	3,963,388				57,228	782,282			4,802,898
Without Cause or for Good Reason(6)	3,937,500	9,029,163	613,375	797,071	51,124				14,428,233
Mr. Jablin
Due to Retirement
Due to Death	4,050,000	5,075,832	2,752,323	239,160	19,007				12,136,322
Due to Disability	4,050,000	5,075,832	2,752,323	239,160	19,007	513,775			12,650,097
Due to Change in Control (Single Trigger)		5,075,832	2,752,323	239,160					8,067,315
Due to Change in Control (Double Trigger)	4,050,000				18,875	1,145,757			5,214,632
Without Cause or for Good Reason(6)	4,050,000	4,801,925	2,752,323	212,564	34,007	513,775		50,000	12,414,594
Mr. Hale
Due to Retirement		849,798	194,573	300,978					1,345,349
Due to Death	1,260,000	849,798	194,573	300,978	22,362				2,627,711
Due to Disability	1,260,000	849,798	194,573	300,978	22,362				2,627,711
Due to Change in Control (Single Trigger)		849,798	194,573	300,978					1,345,349
Due to Change in Control (Double Trigger)	1,680,000				29,633	529,842			2,239,475
Without Cause or for Good Reason(6)	1,260,000	849,798	194,573	300,978	32,362			25,000	2,662,711
Ms. Gibson
Due to Retirement
Due to Death	1,350,000	899,401	208,498	267,648	30,764				2,756,311
Due to Disability	1,350,000	899,401	208,498	267,648	30,764				2,756,311
Due to Change in Control (Single Trigger)		899,401	208,498	267,648					1,375,547
Due to Change in Control (Double Trigger)	1,800,000				40,767	108,000			1,948,767
Without Cause or for Good Reason(6)	1,350,000	730,899	208,498	235,973	40,764			25,000	2,591,134

(1)	Represents the product of: (i) the number of restricted share unit awards outstanding as of December 31, 2014 that vest upon retirement, multiplied by (ii) $75.27 per share (the closing market price of the Class A Common Shares on December 31, 2014). These will vest on a pro-rated basis for Mr. Jablin and Ms. Gibson if terminated without Cause or for Good Reason.

(2)	Represents the target number of performance-based restricted share unit awards granted in 2014. These will vest in full subject to actual performance results for the applicable period. For Messrs. NeCastro and Jablin, also includes the additional performance-based restricted share unit awards granted in 2012 and 2013, respectively.

(3)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2014 over the exercise price. These will vest on a pro-rated basis for Mr. Jablin and Ms. Gibson if terminated without Cause or for Good Reason.

(4)	Represents premiums for continued medical, dental and life insurance coverage. For termination without Cause or for Good Reason, one year of financial planning is included.

(5)	For Mr. Jablin, this represents the additional pay and vesting service in the SERP for the time from the date of termination through the date he would have attained age 55 with at least 10 years of service.

(6)	For Mr. Hale and Ms. Gibson, the payment for termination as a result of non-renewal of their employment agreement is the same as for termination without Cause or for Good Reason. Mr. Lowe receives the full vesting of his outstanding equity awards, medical benefits, dental benefits, and life insurance for 24 months. Messrs. NeCastro and Jablin do not receive any severance benefits at the end of the term. Ms. Gibson and Messrs. Hale and Jablin would receive outplacement services for a period of 12 months.

(7)	Represents the actuarial present value of continued pension and defined contribution benefits, calculated using the Pension Plan and SERP’s provisions for lump sum payments on December 31, 2014. The assumptions used to calculate the actuarial present value are included in the Annual Report on Form 10-K, except that no pre-retirement decrements were assumed. For Mr. Jablin, this amount includes the Defined Benefit (Pension and SERP) amounts for the time from the date of termination through the date he would have attained age 55 with at least 10 years of service.

Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), he is entitled to a lump sum payment equal to: (i) 3.0 times his annual salary and 2.0 times his target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) 24 months of the COBRA premium in effect at the time of termination for continued medical coverage; (iv) full vesting of all equity awards, with the options remaining exercisable for the remainder of the original term, except that any outstanding performance-based restricted shares granted with a performance period commencing after January 1, 2009 will only become fully vested at the end of the applicable performance period, and then only to the extent that the Company achieved the applicable performance goals for that performance period; (v) continued life insurance coverage for 24 months following termination; and (vi) one year of financial planning benefits.

Other Employment Agreements

Under the employment agreements of Messrs. NeCastro and Jablin, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), each is entitled to a lump sum payment equal to: (i) 2.5 times the executive’s annual salary and target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) for Mr. Jablin, the value of the additional accruals under the pension plan and SERP for the period from the date of termination through the date the executive would have reached age 55 with at least 10 years of service and additional non-elective contributions to the 401K Savings Plan and Deferred Compensation Plan for the same period; (iv) 18 months of the COBRA premium in effect at the time of termination for continued medical coverage; (v) full vesting of restricted stock awards; (vi) one year of financial planning benefits; and (vii) for

Mr. NeCastro continued life insurance coverage until the end of the term and for Mr. Jablin life insurance for 30 months following termination.

Under the employment agreements for Mr. Hale and Ms. Gibson, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), each of them is entitled to a lump sum payment equal to (i) 1.5 times the executive’s annual salary and target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) 18 months of the COBRA premium in effect at the time of termination for continued medical coverage; (iv) continued life insurance coverage for 1.5 years following the date of termination; and (v) one year of financial planning benefits.

For purposes of each of these employment agreements, the term “cause” generally includes embezzlement, fraud or a felony; unauthorized disclosure of confidential information; a material breach of the agreement; gross misconduct or gross neglect of duties; failure to cooperate with an internal or regulatory investigation; or a violation of the Company’s written conduct policies or ethics code. The term “good reason” generally includes a material reduction in duties or compensation; relocation outside principal place of employment; or a material breach of the employment agreement by the Company.

In exchange for the benefits described above, each of the executives Messrs. Lowe and NeCastro agree not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 6 months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination. With respect to Messrs. Jablin and Hale and Ms. Gibson, they agree not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 12 months after termination (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Death or Disability

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if he dies or suffers a “permanent disability,” the executive, his estate and/or his family become entitled to the following benefits:

•	A lump sum payment equal to 2.0 times annual salary (subject to reduction for any proceeds received under any life insurance policy or the Company’s disability plans).

•	Annual payments equal to 60 percent of his base salary, commencing within 30 days after the date of his permanent disability and ending at age 65.

•	Continued medical and dental benefits for two years (29 months in the case of permanent disability).

•	A lump sum payment equal to a pro-rated target annual incentive from January 1 of the year of death or permanent disability through the first anniversary of that event.

The term “permanent disability” has the meaning as defined under the Company’s disability plan.

Other Employment Agreements

Under the employment agreement for Mr. NeCastro, if the executive dies or becomes disabled (as defined under and covered by the Company disability plan), the executive (or his estate) would receive a lump sum payment equal to (i) 1.0 times the executive annual salary (ii) 18 months of COBRA for medical and dental as a lump sum grossed up for taxes, and (iii) a lump sum payment equal to a pro-rated target annual incentive from January 1 of the year of death or permanent disability through the first anniversary of that event.

Under the employment agreements for each of Messrs. Jablin and Hale and Ms. Gibson, if the executive dies or becomes disabled (as defined under and covered by the Company disability plan), the executive (or their estate) would receive the same benefits as if the Company had terminated the agreement without “cause” or if executive terminated for “good reason”.

Long-Term Incentive Plan

If a NEO dies or becomes disabled, any equity awards issued under the Company’s 2008 Long-Term Incentive plan will become fully vested, and in the case of stock options, be exercisable until their expiration date.

Change in Control

Upon a change in control, all outstanding equity awards held by the NEOs will vest, with the options remaining exercisable for the remainder of the original terms. A change in control generally means (i) the acquisition of a majority of the Company’s common voting shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition assets accounting for 90 percent or more of the Company’s revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

Qualifying Termination Following a Change in Control

Senior Executive Change in Control Plan

Each NEO participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company without “cause,” or if the executive resigns for “good reason,” within two years after a “change in control,” then the Company or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to 3.0 times for Mr. Lowe, 2.5 times for Messrs. NeCastro and Jablin, 2.0 times for Mr. Hale and Ms. Gibson of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 36 months for Mr. Lowe, 30 months for Messrs. NeCastro and Jablin, and 24 months for Mr. Hale and Ms. Gibson.

•

A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans and defined contribution plans the executive would have received if his/her age and years of service at the time of termination were increased by 3.0 years for Mr. Lowe, 2.5 years for Messrs. NeCastro and Jablin, and 2.0 years for Mr. Hale and Ms. Gibson (supplemental defined contribution plan only).

•	A tax gross-up for any excise taxes imposed on excess parachute payments.

Under the change in control plan, the terms “cause” generally includes a commission of a felony or an act that impairs the Company’s reputation; willful failure to perform duties; or breach of any material term, provision or condition of employment. The term “good reason” generally includes a reduction in compensation or duties; relocation outside of principal place of employment; or a material breach of the employment terms by the Company.

In addition to the benefits under the Executive Change in Control Plan, Mr. Lowe’s employment agreement provides that he is entitled to receive reasonable outplacement services for a period of 18 months as well as reimbursement for reasonable legal expenses (up to $75,000) if he is required to enforce the agreement in the event of a qualifying termination following a change in control.

In exchange for these benefits, the executives agree not to compete against the Company or its successors, or solicit their employees, customers, vendors or advertisers for a period of one year after termination.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a change in control, the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Retirement

Messrs. Lowe, NeCastro and Hale are eligible for retirement as of December 31, 2014. Under certain of their equity award agreements, if they voluntarily terminate employment with the Company, all outstanding equity awards granted pursuant to their employment agreement will vest with the options remaining exercisable for the remainder of the original terms. Their performance-based restricted share units will be earned subject to actual performance results for the applicable period.

Actual Termination Payments made to Mr. Shuler

The following table sets forth information regarding the payments made to Mr. Shuler upon his separation from the Company.

Mr. Shuler Termination Payments	Separation Payments & Benefits
Cash Severance(1)	1,274,625
Other Benefits
Health & Welfare(2)	40,090
Outplacement(1)	25,000
Relocation(2)	27,997
Life Insurance(3)	28,595
Financial Planning(2)	13,772

Sub-Total	135,454

Severance (cash and benefits) Sub-Total	1,410,079

Equity
Restricted Share Units(4)	292,015
Performance Based Restricted Share Units(5)	196,831

Sub-Total	488,846

Total	1,898,925

(1)	Paid in a single lump sum upon termination.

(2)	Paid in a single lump sum upon termination (grossed up for taxes).

(3)	Paid at termination on Mr. Shuler’s behalf.

(4)	Vested upon Mr. Shuler’s termination and were paid within 60 calendar days after his termination date.

(5)	Represents the product of (i) the target number of performance-based restricted share unit awards outstanding as of December 31, 2014 multiplied by (ii) $75.27 per share (the closing market price of the Class A Common Shares on December 31, 2014). The performance period will end on December 31, 2015. Any earned shares will be paid to Mr. Shuler, without proration, within 70 calendar days after the end of the performance period.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2014, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock units or other rights to acquire shares of the Company’s common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,189,183	(2)	$52.81	(3)	3,877,549	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	3,189,183		$52.81		3,877,549

(1)	Includes the following plans: our 2008 Long-Term Incentive Plan, which encompasses the issuance of stock options, restricted shares, performance-based restricted share units, restricted stock units and employee stock purchase plan.

(2)	Includes an aggregate of 965,798 restricted stock units and performance-based restricted stock units.

(3)	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.

(4)	Includes 230,412 shares reserved for future issuance of shares related to the Employee Stock Purchase Plan and 37,868 shares reserved for the 2008 Deferred Compensation and Stock Plan for Directors.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned in 2014 by our non-employee directors for services provided to the Company:

Director’s Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total($)
Gina L. Bianchini	90,500	75,005	75,085		240,590
Michael R. Costa	92,500	75,005	75,085	5,000	247,590
David A. Galloway[1]	85,500	75,005	75,085	5,000	240,590
Jarl Mohn	96,000	75,005	75,085		246,090
Richelle P. Parham	95,000	75,005	75,085		245,090
Nicholas B. Paumgarten[1]	75,500	75,005	75,085		225,590
Mary M. Peirce	75,500	75,005	75,085		225,590
Jeffrey Sagansky	103,000	75,005	75,085		253,090
Nackey E. Scagliotti	75,500	75,005	75,085		225,590
Wesley W. Scripps	51,500	75,005	75,085		201,590
Ronald W. Tysoe	120,500	75,005	75,085	2,500	273,090
John H. Burlingame[2]	30,250	0	0	5,000	35,250

(1)	Messrs. Galloway and Paumgarten deferred their 2014 fees into the Company’s Deferred Compensation and Stock Plan for Directors.

(2)	Mr. Burlingame retired from the board of directors, effective May 12, 2014.

(3)	Reflects the aggregate grant date fair value of the stock options and restricted share units granted our non-employee directors in 2014. The aggregate grant date fair value was determined in accordance with FASB ASC Topic 718. See Note 21 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards. The following table reflects the number of Class A Common Shares subject to stock options held by the Company’s non-employee directors as of December 31, 2014.

(4)	Matching charitable contributions through Company’s matching gift program.

Name	Aggregate Number of Company Shares Underlying Stock Options Award (#)
Gina L. Bianchini	13,309
John H. Burlingame	33,029
Michael R. Costa	22,834
David A. Galloway	37,405
Jarl Mohn	37,405
Richelle P. Parham	13,309
Nicholas B. Paumgarten	54,964
Mary M. Peirce	37,405
Jeffrey Sagansky	13,309
Nackey E. Scagliotti	50,257
Wesley W. Scripps	4,376
Ronald W. Tysoe	22,834

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the board.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $50,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees
Board per meeting fee	$2,500
Executive Committee per meeting fee	$2,000
Audit Committee per meeting fee	$2,500
Compensation Committee per meeting fee	$2,000
Nominating and Governance Committee per meeting fee	$2,000
Pricing Committee per meeting fee	$2,500
Digital Advisory Committee annual fee	$10,000
Executive Committee annual chair fee	$3,000
Audit Committee annual chair fee	$20,000
Compensation Committee annual chair fee	$20,000
Nominating & Governance Committee annual chair fee	$10,000
Digital Advisory Committee annual chair fee	$15,000

Equity Compensation

Each non-employee director is entitled to receive a stock option grant with a target value of $75,000 and a restricted share unit grant with a target value of $75,000. The stock options are exercisable one year from the date of grant, but may be forfeited upon removal from the board of directors for cause. The restricted share unit awards are payable on the first anniversary of the date of grant, but may be forfeited upon removal from the board for cause.

Other Benefits

In addition to the above compensation, the Company’s matching gift program, matches, on a dollar-for-dollar basis up to $5,000 annually, charitable contributions made by non-employee directors to qualifying organizations. Additional matching contributions are made for disaster relief contributions. This program is also available to all of the Company’s employees.

Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of a designated percentage of the cash compensation received as a director under the Company’s Deferred Compensation and Stock Plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on Class A Common Shares, or to a fixed income account that credits interest based on the twelve month average of the 10-year treasury rate (as of November of each year), plus 1 percent. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common Shares.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the compensation committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Jarl Mohn, Chair

Gina L. Bianchini

David A. Galloway

Nackey E. Scagliotti

Ronald W. Tysoe

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the compensation committee was a current or former employee of the Company. None of our executive officers served as a member of the compensation committee or a director of another company where such company’s executive officers served on our board of directors or compensation committee. Nackey E. Scagliotti, a member of the compensation committee, is a signatory to the Scripps Family Agreement. See “The Scripps Family Agreement.”

PROPOSAL 2

APPROVAL OF THE 2015 LONG-TERM INCENTIVE PLAN

Introduction

The board of directors considers equity incentive compensation to be an essential tool to attract, motivate and retain officers and key employees and to align their interests with the interests of our shareholders. Consistent with this view, on February 19, 2015, the board of directors unanimously adopted, subject to the approval of the holders of the Common Voting Shares at the annual meeting of shareholders, the Scripps Networks Interactive, Inc. 2015 Long-Term Incentive Plan (the “Plan”). The Plan will help us maintain the flexibility that we need to keep pace with our competitors and effectively attract, motivate and retain the caliber of employees essential to our success.

If the Plan is approved by the holders of the Common Voting Shares, our prior plan, the Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan, will be terminated effective immediately after the 2015 annual meeting of the shareholders. Once terminated, no new grants may be made under the plan, but any outstanding awards will remain outstanding in accordance with the terms of such awards. As of February 28, 2015, 3,612,462 Class A Common Shares remain available for issuance or delivery under the prior plan. Any Class A Common Shares remaining under the prior plan will not be carried over into the Plan. Under the Plan, the Company will be authorized to issue 8,000,000 Class A Common Shares as awards.

We believe the number of Class A Shares authorized under the Plan will be sufficient to grant awards for approximately 5 years from the date of shareholder approval of the Plan.

The Plan also is being proposed in order to help the Company preserve its federal income tax deductions. In particular, Section 162(m) of the Internal Revenue Code (the “Code)”) generally prevents a publicly-held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to certain of its senior executives. Compensation is exempt from this limitation, however, if it qualifies as “performance-based compensation.” In order to qualify as “performance-based compensation,” among other conditions, the shareholders must approve the material terms of the performance goals under the Plan every five years. The prior plan was last approved by the holders of the Common Voting Shares in April, 2010.

The Plan also authorizes the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, which were not available under the prior plan.

The following is a summary of the Plan, and is qualified in its entirety by reference to the full text of the plan document, a copy of which is attached as Appendix I to this proxy statement.

Plan Highlights

Some of the key features of the Plan are highlighted below and are more fully described below under the heading “Summary of the Plan.”

Feature	Description
Limit on Shares Authorized	The Plan will authorize 8,000,000 Class A Common Shares for delivery under equity awards, which would represent approximately 9% of the Company’s issued and outstanding Class A Common Shares as of February 28, 2015.

Annual Limit on Awards to Directors	The Plan provides that no non-employee director may be granted, during any one calendar year, awards with a grant date fair value for financial accounting purposes of more than $300,000.

Minimum Vesting for Awards to Employees	The Plan provides that awards are generally subject to a minimum one-year vesting requirement.

Responsible Share Counting Provisions	The Plan does not permit “liberal share counting,” meaning that only awards that are forfeited, terminated, or which are settled in cash can be added back to the Plan’s share reserve.

No Discounted Stock Options or SARs	The Plan does not permit the use of “discounted” stock options or SARs in that such awards may not have an exercise or base price less than the fair market value of a Class A Common Share on the date of grant.

No Re-Pricing of Stock Options or SARs	The Plan does not permit, without shareholder approval, the “repricing” of stock options and SARs.

Clawback and Forfeiture Provisions	Awards granted under the Plan will be subject to forfeiture as provided by the compensation committee if a participant engages in “detrimental activity” (such as a breach of a non-compete, non-solicitation, or confidentiality covenant or a termination for “cause”). Awards granted under the Plan are also subject to recoupment under any compensation recovery policy adopted by the Company.

No Dividends or Dividend Equivalents on Unvested Performance Awards	Dividends or dividend equivalents paid with respect to awards that vest based on the achievement of performance goals will be accumulated until such award is earned, and the dividends or dividend equivalents shall not be paid if the performance goals are not satisfied.

Administered by an Independent Committee	The Plan will be administered by the compensation committee, each member of which qualifies as an “independent director” under the listing standards of the NYSE.

Summary of the Plan

Plan Limits

The maximum number of Class A Common Shares that may be issued or transferred with respect to awards under the Plan is 8,000,000, which may include authorized but unissued shares, treasury shares, or a combination of the foregoing. Shares covering awards that terminate or are forfeited will again be available for issuance under the Plan, and upon payment in cash of the benefit provided by any award granted under the Plan, any shares that were covered by that award will be available for issue or transfer under the Plan. Shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award, will not again be available for issuance under the Plan. In addition, when a

SAR is exercised and settled in Class A Common Shares, all of the shares underlying the SAR will be counted against the Plan limit regardless of the number of Class A Common Shares used to settle the SAR. In order to comply with the rules applicable to ISOs, the Plan provides that the aggregate number of Class A Common Shares actually issued or transferred upon the exercise of ISOs may not exceed 8,000,000 shares.

The Plan also imposes various individual sub-limits on the number of Class A Common Shares that may be issued or transferred under the Plan. In order to comply with the exemption from Section 162(m) of the Code relating to performance-based compensation, the Plan imposes the following additional individual sub-limits on awards intended to satisfy that exemption:

•	The maximum aggregate number of Class A Common Shares that may be subject to stock options or SARs granted in any calendar year to any one participant will be 1,500,000 shares;

•

The maximum aggregate number of restricted shares and shares subject to restricted share units, performance shares and other stock-based awards granted in any calendar year to any one participant will be 1,000,000 Class A Common Shares;

•

The maximum aggregate compensation that can be paid pursuant to performance units or other cash-based awards granted in any calendar year to any one participant will be $7,000,000 or a number of Class A Common Shares having an aggregate fair market value not in excess of such amount; and

•

The maximum dividend equivalents that may be paid in any calendar year to any one participant will be $700,000 or a number of Class A Common Shares having an aggregate fair market value not in excess of such amount.

Additionally, the Plan provides that no director may be granted, during any one calendar year, awards with a grant date fair value for financial accounting purposes of more than $300,000.

Administration

The Plan will be administered by our compensation committee or such other committee as our board of directors selects consisting of two or more directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the NYSE rules. The committee will have full and final authority in its discretion to take all actions determined by the committee to be necessary in the administration of the Plan.

Our board of directors may reserve to itself any or all of the authority and responsibility of the committee under the Plan or may act as administrator of the Plan for any and all purposes. In addition, to the extent permitted by applicable laws, our board of directors or committee may expressly delegate to directors or employees any of the committee’s authority under the Plan.

Eligibility

The Plan provides that awards may be granted to our employees (including employees of our subsidiaries) and non-employee directors, except that ISOs may be granted only to employees. Approximately 11 non-employee directors and approximately 235 employees would currently be eligible to participate in the Plan.

Duration and Modification

The Plan will terminate on May 11, 2025, or such earlier date as our board of directors may determine. The Plan will remain in effect for outstanding awards until no awards remain outstanding. The board of directors may amend, suspend or terminate the Plan at any time but approval by the holders of the Common Voting Shares is required for any amendment to the extent necessary to comply with the NYSE rules or applicable laws. Currently, the NYSE rules would require shareholder approval for a material revision of the Plan, which would generally include a material increase in the number of shares available under the Plan, a material extension of the term of the Plan, an expansion of the class of participants eligible to participate in the Plan, an expansion of the types of awards provided under the Plan, a material change in the method of determining the exercise price of stock options, and the deletion or limitation of the provision of the plan prohibiting re-pricing of stock options and SARs. An amendment of the Plan or any award may not adversely affect any outstanding award without the consent of the affected participant, provided that the committee may amend the Plan or any award without a participant’s consent to the extent the committee deems necessary to comply with applicable law.

Stock Options

The committee may, at any time and from time-to-time, grant stock options to participants in such number as the committee determines in its discretion. Stock options may consist of ISOs, non-qualified stock options or any combinations of the foregoing awards. Stock options provide the right to purchase Class A Common Shares at a price not less than their fair market value on the date of grant (which date may not be earlier than the date that the committee takes action with respect to such grants). The fair market value of the Class A Common Shares as reported on the NYSE on March 10, 2015 was $72.29 per share. No stock options may be exercised more than 10 years from the date of grant.

Each grant must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the stock options become exercisable, and (ii) the extent to which the option holder will have the right to exercise the stock options following termination. The committee will determine the terms in its discretion, and the terms need not be uniform among all option holders.

Each grant must specify whether the option price is payable at the time of exercise (i) in cash, (ii) by tendering unrestricted Class A Common Shares that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) with any other legal consideration that the committee may deem appropriate, or (iv) by any combination of the foregoing methods of payment. Any grant of stock options may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares (although, in the case of executive officers and directors, this payment method may be affected by the restrictions on personal loans to executive officers provided by the Sarbanes-Oxley Act of 2002).

SARs

The committee may, at any time and from time-to-time, grant SARs to participants in such number as the committee determines in its discretion. The grant price for each SAR will be determined by the committee, in its discretion, and will be at least equal to the fair market value of a share on the date of grant. No SAR may be exercised more than 10 years from the date of grant.

Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a Class A Common Share on the date of exercise over the grant price, by (ii) the number of shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, Class A Common Shares of equivalent value, or in some combination thereof.

Each grant of a SAR must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the SAR becomes exercisable and (ii) the extent to which the holder will have the right to exercise the SAR following termination. The committee will determine these terms in its discretion, and these terms need not be uniform among all participants.

Restricted Shares

The committee may, at any time and from time-to-time, grant or sell Class A Common Shares of restricted shares to participants in such number as the committee determines in its discretion. An award of restricted shares constitutes an immediate transfer of ownership of a specified number of shares to the recipient in consideration of the performance of services. Unless otherwise provided by the committee, the participant is entitled immediately to voting, dividend and other ownership rights in the Class A Common Shares. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by the committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the committee on the date of grant for the period during which such forfeiture provisions are to continue.

Restricted Share Units

The committee may, at any time and from time-to-time, grant or sell restricted share units to participants in such number as the committee determines in its discretion. Restricted share units constitute an agreement to deliver Shares to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the committee may specify. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the Class A Common Shares covered by the restricted share units, but the committee may authorize the payment of dividend equivalents with respect to the restricted share units.

Performance Shares and Performance Units

The committee may, at any time and from time-to-time, grant performance shares or performance units to participants in such number as the committee determines in its discretion. A performance share is the equivalent of one Class A Common Share and a performance unit is the equivalent of a dollar value established at the time of the award.

The participant will be required to meet one or more performance objectives (as described below) within a specified period. Payment of the performance shares or performance units depends on the extent to which the performance objectives have been achieved. To the extent earned, the participant will receive payment of the performance shares or performance units at the time and in the manner determined by the committee, in cash, Class A Common Shares, restricted shares, or any combination thereof.

The participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the Shares covered by the performance shares, but the committee may authorize the payment of dividend equivalents with respect to the performance shares.

Other Awards

The committee may, at any time and from time to time, grant or sell other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Class A Common Shares or factors that may influence the value of such shares. For example, the awards may include convertible or exchangeable debt securities or other securities, purchase rights for shares, or awards with value and payment contingent upon performance of the Company or its subsidiaries or other factors determined by the committee.

The committee will determine the terms and conditions of these awards. Shares delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the committee determines. We may also grant cash awards, as an element of or supplement to any other award granted under the Plan.

The committee may also grant Class A Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the committee.

Performance Objectives

The committee may designate any award as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million executive compensation limit imposed by Section 162(m) of the Code. If an award is so designated, the committee must establish objectively determinable performance objectives for the award within certain time limits. Performance objectives for such awards will be based on one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.

Performance objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or the performance of our company or one or more of its subsidiaries, divisions, departments, regions, units, functions, partnerships, joint ventures or minority investments, product lines or products. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that the committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

Minimum Vesting for Awards to Employees

Except as otherwise provided in an award agreement in connection with a change in control or a participant’s death, disability, retirement, termination of without cause or for good reason, (i) no performance-based vesting condition shall be based on performance over a period of less than one year, and (ii) no service-based vesting condition shall lapse more quickly than one year from the date of grant of the award (which vesting period may lapse on a pro-rated, graded, or cliff basis as specified in the award agreement).

Acceleration of Awards

The committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the committee, in its discretion, declares. Any such decisions by the committee need not be uniform among all participants or awards. Unless the committee otherwise determines, any such adjustment that is made with respect to an award that is intended to qualify for the performance-based exception of Section 162(m) of the Code will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception. Additionally, the committee may not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

Change in Control

If the Company experiences a change in control, unless otherwise provided under applicable laws or an award agreement: (i) outstanding stock options and SARs will become fully vested and exercisable and will remain exercisable for the remainder of their terms; (ii) outstanding restricted shares, restricted share units and other stock-based awards will become fully vested; and (iii) outstanding performance shares, performance units and other performance-based awards will vest at the target level. Further, the committee may, in its sole discretion, provide for cash payments in termination of outstanding awards upon a change in control, with the cash payments equal to the difference between the fair market value of the covered Class A Common Shares and the exercise price of the awards, if applicable.

A change in control generally means any of the following: (i) the acquisition of a majority of the Common Voting Shares by someone other than a party to the Scripps Family Agreement; (ii) a change in the membership of our board of directors, so that the current incumbents and their approved successors no longer constitute a majority; or (iii) the disposition of assets accounting for 90% or more of the our revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity.

Forfeiture and Repayment of Awards

An award agreement may provide that if the committee determines a participant has engaged in any “detrimental activity,” either during service with the Company or a subsidiary or after termination of such service, then, promptly upon receiving notice of the committee’s determination, the participant will: (i) forfeit that award to the extent then held by the participant; (ii) return all Shares that the participant has not disposed of that had been acquired pursuant to that award, in exchange for payment by the Company or the subsidiary of any amount actually paid by the participant; and (iii) with respect to any Class A Common Shares acquired pursuant to an award that were disposed of, pay to the Company or the subsidiary, in cash, the excess, if any, of: (A) the fair market value of the shares on the date acquired, over (B) any amount actually paid by the participant for the shares. The actions described in clauses (ii) and (iii) will apply only to shares that were acquired pursuant to the award during a period of 2 years prior to the date of the participant’s initial commencement of the detrimental activity (or such other time as provided in the applicable award agreement).

Detrimental activity generally means violations of any non-compete, non-solicitation, confidentiality, or ownership of works covenants, each as set forth in any agreement between the participant and the Company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the Company or a subsidiary that covers the participant. Detrimental activity also includes any activity that results in termination of the participant’s employment due to “cause” (as defined in the Plan).

Awards may also be subject to forfeiture or repayment pursuant to the terms of any compensation recovery policy adopted the Company, including any policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules issued by the SEC or the NYSE.

Transferability

Except as our board of directors or the committee otherwise determines, awards granted under the Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the Plan may provide that any Class A Common Shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the committee will adjust the number and kind of shares that may be delivered under the Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the committee, we will always round down to a whole number of shares subject to any award. Any such adjustment will be made by the committee, whose determination will be conclusive.

Prohibition on Re-Pricing

Subject to adjustment as described under “Adjustments” immediately above, the Plan does not permit, without the approval of the holders of the Common Voting Shares, what is commonly known as the “re-pricing” of stock options or SARs, including:

•	an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•	the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	the cancellation of an outstanding stock option or SAR and replacement with another award under the Plan.

Federal Income Tax Consequences

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

•

Nonqualified Stock Options.    In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•

Incentive Stock Options.    A participant will not recognize income at the time an ISO is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

•

SARs.    A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

•

Restricted Shares.    A participant will not be subject to tax until the shares of restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

•	Unrestricted “Bonus” Stock. A participant will recognize ordinary income upon the grant of an unrestricted “bonus” stock award equal to the fair market value of the shares received by the participant.

•

Restricted Share Units, Performance Shares, Performance Units.    A participant will not recognize income upon the grant of restricted share units, performance shares or performance units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

•

Dividend Equivalents.    Any dividend equivalents awarded with respect to awards granted under the Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

•

Section 409A.    The Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted shares awards, unrestricted stock awards, stock options and stock appreciation rights that comply with the terms of the Plan are designed to be exempt from the application of Section 409A. Restricted share units, performance shares, performance units and dividend equivalents granted under the Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Code.

New Plan Benefits

The committee will determine all awards under the Plan for the fiscal year 2015 but no awards to the officers, employees or non-employee directors are currently determinable.

Recommendation of the Board of Directors

Approval of the 2015 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the Common Voting Shares represented, in person or by proxy, and entitled to vote at the annual meeting of shareholders. Proxies for Common Voting Shares solicited by the board of directors will be voted FOR this Proposal 2 unless a shareholder specifies a contrary choice in the shareholder’s proxy. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of the proposal. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2, THE 2015 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED

EXECUTIVE ANNUAL INCENTIVE PLAN

Introduction

The board of directors considers annual incentive compensation to be an essential tool to attract, motivate and retain officers and key employees and to align their interests with the interests of the Company’s shareholders. Consistent with this view, on February 19, 2015, the board of directors unanimously adopted, subject to the approval of the holders of the Common Voting Shares at the annual meeting of shareholders, the Amended and Restated Scripps Networks Interactive, Inc. Executive Annual Incentive Plan (the “Amended AIP”). The Amended AIP amends and restates the existing Scripps Networks Interactive, Inc. Executive Annual Incentive Plan and will help us maintain the flexibility that we need to keep pace with our competitors and effectively attract, motivate and retain the caliber of employees essential to our success.

Approval of the Amended AIP will help the Company preserve its federal income tax deductions. In particular, Section 162(m) of the Code generally prevents a publicly-held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to certain of its senior executives. Compensation is exempt from this limitation, however, if it qualifies as “performance-based compensation.” In order to qualify as “performance-based compensation,” among other conditions, the material terms of the performance goals must be reapproved by the shareholders every five years. The existing AIP was last approved by the holders of the Common Voting Shares in 2010.

The Amended AIP is generally a continuation of the existing AIP, with the following changes. First, in order to provide additional flexibility over the next five years (at which time the holders of the Common Voting Shares must re-approve the Amended AIP in order to continue to qualify for the “performance-based compensation” exception to Section 162(m)), the maximum amount payable during any calendar year to any one participant has been increased from $4 million to $7 million. Second, various technical amendments have been made to the plan.

In the event that the holders of the Common Voting Shares do not approve the Amended AIP, no award opportunities will be made under the Amended AIP. Nonetheless, the Company retains the discretion to make awards outside of the Amended AIP without regard to whether such awards would be deductible under Section 162(m).

The following is a summary of the Amended AIP, and is qualified in its entirety by reference to the full text of the plan document, a copy of which is attached as Appendix II to this proxy statement.

Summary of the Amended AIP

Administration

The Amended AIP is administered by the compensation committee or such other persons as may be designated by the board of directors. The committee is authorized to interpret the Amended AIP and to make any other determinations that it deems necessary or desirable for the administration of the Amended AIP. Any decision of the committee shall be final, conclusive and binding.

Eligibility and Participation

The committee, in its sole discretion, will designate the executives who are eligible to participate in the Amended AIP. The executives will be selected from among our employees who are in a position to have a material impact on our results of operations. Approximately 7 key executives are currently eligible to participate in the Amended AIP.

Determination of Awards

The committee will designate one or more performance periods, which may be based on a calendar year or any other period designated by the committee. Within the first quarter of the performance period, the committee will establish written performance goals and payout formulas for each participant. The performance goals and payout formulas need not be the same for each participant. The maximum amount payable to any participant for any calendar year under the Amended AIP shall be $7,000,000. Participants must achieve the performance goals established by the committee in order to receive an award under the Amended AIP.

Performance Goals

The performance goals, which must be objective, are based solely on one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.

The foregoing criteria may relate to the Company, one or more of its subsidiaries, or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination thereof, and may be applied on an absolute basis or be relative to our annual budget, one or more peer group companies or indices, or any combination, all as the committee shall determine. In addition, to the extent consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items.

Certification and Payment

No awards will be paid for a performance period until the committee has certified in writing whether the applicable performance goals have been met. The committee retains the discretion to reduce or eliminate (but not to increase) any award payable to a participant. The award determined by the committee must be paid after the end of the performance period, but in no event later than March 15 of the calendar year immediately following the end of the performance period.

Change in Control

If a participant terminates employment and becomes entitled to receive a severance payment under the Company’s 2012 Executive Change in Control Plan (i.e., due to a termination without cause or for good reason within two years after a “change in control”), then he or she shall receive a pro-rated award determined as if the performance goals had been achieved at the 100% level. The award is generally payable within 30 days following termination, but payment will be delayed for 6 months if required to comply with Section 409A of the Code.

A change in control generally means any of the following: (i) the acquisition of a majority of the Common Voting Shares by someone other than a party to the Scripps Family Agreement; (ii) a change in the membership of our board of directors, so that the current incumbents and their approved successors no longer constitute a majority; or (iii) the disposition of assets accounting for 90% or more of our revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity.

Amendment or Termination

The board of directors or the committee may amend, alter or discontinue the Amended AIP at any time, provided that the action does not impair any of the rights or obligations under any award previously granted to a participant without that participant’s consent. No consent is required, however, if the board of directors or the committee, as the case may be, determines in good faith that the action is necessary to comply with Section 409A of the Code or Section 162(m) of the Code or other applicable laws. The board of directors may not amend, alter or discontinue the provisions relating to payments in connection with a “change in control” during the period commencing upon the occurrence of a change in control through the second anniversary of the occurrence of a change in control.

Clawback

Each award granted to a participant under the Amended AIP is subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company and as in effect from time to time.

Federal Income Tax Consequences

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant of awards under the Amended AIP. The tax consequences of awards may vary according to country of participation. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

A participant will recognize ordinary income upon the receipt of a payment under the Amended AIP. Income recognized upon the receipt of a cash award by a participant will be considered compensation subject to withholding. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Code.

Plan Benefits

Future benefits to be received by a person or group under the Amended AIP are not determinable at this time and will depend on individual and corporate performance.

Recommendation of the Board of Directors

Approval of the Amended AIP requires the affirmative vote of the holders of a majority of the Common Voting Shares represented, in person or by proxy, and entitled to vote at the annual meeting of shareholders. Proxies for Common Voting Shares solicited by the board of directors will be voted FOR this Proposal 3 unless a shareholder specifies a contrary choice in the shareholder’s proxy. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of the proposal. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3, THE AMENDED AND RESTATED EXECUTIVE ANNUAL INCENTIVE PLAN.

REPORT ON RELATED PARTY TRANSACTIONS

Related Party Transactions

Under its charter, the audit committee of the board of directors generally is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy defines a “related party,” requires that management present to the audit committee for its approval any related party transaction, and defines disclosure procedures.

In 2014, pursuant to the ongoing share repurchase program approved by the board of directors, the Company repurchased 4,535,787 Class A Common Shares at an aggregate purchase price of $339,490,754 from persons who are signatories to the Scripps Family Agreement. All such repurchases were approved in advance by a special committee appointed by the board of directors consisting solely of directors elected by the holders of the Class A Common Shares. In each case, the purchase price paid for such shares was the volume weighted average price of the shares over the five trading days preceding the purchase less a discount.

INDEPENDENT AUDITORS

The audit committee of the board of directors appointed Deloitte & Touche LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2014. It is expected that Deloitte & Touche LLP will continue as the independent registered public accountants for the Company for the fiscal year ending December 31, 2015. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires.

Independence of the External Auditors.    The committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm.    The following table sets forth fees for all professional services rendered by Deloitte & Touche LLP to the Company for the years ended December 31, 2014 and 2013.

	2014	2013
Audit fees(1)	$1,770,000	$1,585,000
Audit-related fees(2)	410,000	270,000
Tax Fees(3)	123,000	110,000

Total Fees	$2,303,000	$1,965,000

(1)	Audit fees include the audit of the parent company and certain subsidiary companies, quarterly reviews and accounting consultations.

(2)	Audit-related fees include fees for audits of employee benefit plans, due diligence assistance, audits in connection with dispositions, and other attestations by Deloitte & Touche LLP, including those that are required by statute or regulation.

(3)	Tax fees include fees for tax compliance and consultation.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2014. The audit committee has also discussed with Deloitte & Touche LLP all matters required by generally accepted auditing standards to be discussed. The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable regulations of the Public Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee, and discussed with Deloitte & Touche LLP the independent public accountant’s independence, and has concluded that Deloitte & Touche LLP is independent.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Ronald W. Tysoe, Chair

Michael R. Costa

Richelle P. Parham

Jeffrey Sagansky

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than 10 percent of the Company’s Class A Common Shares (“10 percent shareholders”), to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Executive officers, directors and 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to its executive officers, directors and 10 percent shareholders were complied with.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2016 Annual Meeting of Shareholders must be received by the Company at 9721 Sherrill Blvd., Knoxville, Tennessee 37932, on or before December 4, 2015, for inclusion in the Company’s proxy statement and form of proxy relating to the 2016 Annual Meeting of Shareholders. Shareholder proposals may be presented only by holders of Common Voting Shares, the only class of shares entitled to vote on such proposals.

If a shareholder intends to raise a proposal at the Company’s 2016 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before February 16, 2016. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2016 proxy statement.

OTHER MATTERS

The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.

If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board of directors does not know of any other matters which will be presented for action at the meeting.

By order of the board of directors,

MARY E. TALBOTT

Senior Vice President,

Deputy General Counsel and Corporate Secretary

April 1, 2015

Appendix I

SCRIPPS NETWORKS INTERACTIVE, INC.

2015 LONG-TERM INCENTIVE PLAN

SCRIPPS NETWORKS INTERACTIVE, INC.

2015 LONG-TERM INCENTIVE PLAN

(Effective February 19, 2015)

1. Establishment, Purpose, Duration.

(a) Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), hereby establishes the Scripps Networks Interactive, Inc. 2015 Long-Term Incentive Plan (the “Plan”). The Plan is effective as of February 19, 2015 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company (the date of such shareholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 26 of the Plan.

(b) The purpose of the Plan is to attract and retain Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

(c) If the Company’s shareholders approve the Plan, the Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan (the “Prior Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

(d) No Award may be granted under the Plan after the close of business on the 10th anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2. Shares Available Under the Plan.

(a) The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 8,000,000 Shares. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.

(b) If any Award granted pursuant to the Plan terminates or is forfeited without having been exercised in full, or if any Award granted pursuant to the Plan is settled (or can be paid only) in cash, then the underlying Shares, to the extent of any such forfeiture, termination or cash settlement, again shall be available for grant under the Plan and credited toward the Plan limit as set forth in Section 2(a). Except as may be required by reason of Section 422 and related provisions of the Code, Shares issued or delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the Shares available for Awards under the Plan and will not count against the Plan limit as set forth in Section 2(a) to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

(c) Notwithstanding any other provision herein, the following Shares shall not again be available for grant as described above: (i) Shares tendered in payment of the Exercise Price of a Stock Option, (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Moreover, all Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued or delivered to the Participant upon exercise of the right, shall be considered issued or delivered pursuant to the Plan for purposes of Section 2(a).

(d) Subject to adjustment as provided in Section 16 of the Plan, up to 8,000,000 Shares may be issued or delivered with respect to ISOs.

(e) Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception:

(i) The maximum aggregate number of Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 1,500,000 Shares.

(ii) The maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Performance Shares, Restricted Share Units and Other Stock-Based Awards granted in any calendar year to any one Participant shall be 1,000,000 Shares.

(iii) The maximum aggregate compensation that can be paid pursuant to Performance Units or cash-based Awards under Section 10 granted in any calendar year to any one Participant shall be $7,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(iv) The maximum Dividend Equivalents that may be paid in any calendar year to any one Participant shall be $700,000 or a number of shares having an aggregate Fair Market Value not in excess of such amount.

(f) No Director may be granted, during any one calendar year, Awards with a grant date fair value for financial accounting purposes of more than $300,000.

3. Administration of the Plan.

(a) The Plan shall be administered by the Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the New York Stock Exchange rules. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

(b) Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

(c) The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3(c)) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

(d) To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

(e) The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees, and their estates and beneficiaries.

4. Eligibility and Participation.

(a) Each Employee and Director is eligible to participate in the Plan.

(b) Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

(c) Notwithstanding the foregoing provisions of this Section 4, Incentive Stock Options may be granted only to eligible Participants who are Employees of the Company (or a “parent” or “subsidiary” as defined in Section 424(e) and (f) of the Code). Eligible Participants who are Employees of a Subsidiary may be granted Stock Options or Stock Appreciation Rights under the Plan only if the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

5. Stock Options.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Options to Participants in such number as the Committee shall determine. Each Stock Option grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a) The Award Agreement shall separately designate whether the Stock Options are intended to be Incentive Stock Options or Nonqualified Stock Options. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to comply with Section 422 of the Code.

(b) The Award Agreement shall specify an Exercise Price for each grant of a Stock Option, which shall be at least equal to the Fair Market Value of a Share on the Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price for each grant of a Stock Option shall be at least equal to one hundred ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

(c) The Award Agreement shall specify the expiration date for each Stock Option; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Incentive Stock Option shall not be exercisable later than the fifth (5th) anniversary of its Date of Grant.

(d) The Award Agreement shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the Stock Option or installments thereof will become exercisable.

(e) The Award Agreement shall specify whether the Exercise Price shall be payable to the Company: (i) in cash or its equivalent; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Stock Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by the Company retaining a number of Shares otherwise deliverable upon exercise having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless broker-assisted exercise that complies with all Applicable Laws; or (v) by a combination of the foregoing methods. The Committee may limit any method of payment for administrative convenience, to comply with Applicable Laws, or otherwise.

(f) The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Option following termination of the Participant’s employment or provision of services to the Company and/or its Subsidiaries, as the case may be.

(g) Notwithstanding anything in this Section 5 to the contrary, Stock Options designated as ISOs shall not be eligible for treatment under the Code as ISOs, and shall instead be treated as Nonqualified Stock Options, to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the Date of Grant) with respect to which such Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Stock Options into account in the order in which they were granted; or (ii) such Stock Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).

6. Stock Appreciation Rights.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such number as the Committee shall determine. Each SAR grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a) The Award Agreement shall specify a Grant Price for each grant of a SAR. The Grant Price for a SAR shall be at least equal to the Fair Market Value of a Share on the Date of Grant.

(b) The Award Agreement shall set forth the expiration date for each SAR; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.

(c) The Award Agreement for a SAR shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the SAR or installments thereof will become exercisable.

(d) Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price, by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon the SAR exercise shall be in cash, Shares of equivalent value, or in some combination thereof, as determined by the Committee in its sole discretion. The determination of the Committee with respect to the form of payout of SARs shall be set forth in the Award Agreement pertaining to the grant of the Award.

(e) The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.

7. Restricted Shares.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Shares to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Shares shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a) Each grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer as provided in this Section 7.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

(c) The Award Agreement shall specify the Period of Restriction for each Restricted Shares grant.

(d) During the applicable Period of Restriction, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee and set forth in the Award Agreement (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Unless otherwise determined by the Committee in its sole discretion and set forth in the Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Restricted Shares may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

(f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.

(g) Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all uncertificated Restricted Shares will be in book entry form with appropriate restrictions entered into the records of the Company’s transfer agent relating to the transfer of such Restricted Shares, and any required notice shall be provided.

(h) The Committee may provide in an Award Agreement that the Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Shares Award, the Participant shall be required to file promptly a copy of such election with the Company.

8. Restricted Share Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Share Units to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Share Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a) Each such grant or sale of Restricted Share Units shall constitute the agreement by the Company to issue or deliver Shares to the Participant following the end of the Period of Restriction (and the satisfaction of such other terms and conditions as specified in the applicable Award Agreement) in consideration of the performance of services.

(b) Each such grant or sale of Restricted Share Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

(c) The Award Agreement shall specify the Period of Restriction for each Restricted Share Unit grant.

(d) Each Award Agreement shall set forth the payment date for the Restricted Share Units, which date shall not be earlier than the end of the applicable Period of Restriction.

(e) The Award Agreement shall specify whether the Company shall pay earned Restricted Share Units by issuance or delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).

9. Performance Shares and Performance Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares or Performance Units to Participants in such number as the Committee shall determine. Each grant of Performance Shares or Performance Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a) Each Performance Unit shall have an initial dollar value determined by the Committee. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set Performance Objectives in its sole discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares that will be paid to the Participant.

(b) The Award Agreement shall specify the Performance Period for each grant of Performance Shares and Performance Units.

(c) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the value and number of Performance Units or Performance Shares earned by the Participant over the Performance Period, based on the extent to which the corresponding Performance Objectives have been achieved.

(d) Each Award Agreement shall set forth the date for settlement of the Performance Shares and Performance Units, which date shall not be earlier than the end of the Performance Period and following the Committee’s determination of the achievement of applicable Performance Objectives and related goals established by the Committee.

(e) The Award Agreement shall specify whether the earned Performance Shares and earned Performance Units shall be paid by the Company by issuance or delivery of Shares, Restricted Shares or Restricted Share Units or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).

10. Other Stock-Based Awards.

(a) Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Other Stock-Based Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards, including the Period of Restriction, if applicable. Shares issued or delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards, notes or other property, as the Committee shall determine.

(b) Cash awards, as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 10.

(c) The Committee is authorized to grant Shares purely as a “bonus” and not subject to any restrictions or conditions, or to grant Shares or other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

11. Dividend Equivalents.    At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. No Dividend Equivalents shall relate to Shares underlying a Stock Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Stock Option or SAR to be subject to Section 409A of the Code. Except as provided by the Committee in connection with a Change in Control or the termination of a Participant’s employment or service with the Company or a Subsidiary, any Dividend Equivalents with respect to any Award that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and such Dividend Equivalents shall not be paid if the Performance Objectives are not satisfied.

12. Compliance with Section 409A.    Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 12): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13. Compliance with Section 162(m).

(a) The Committee may specify that the granting, vesting or payment of an Award will be conditioned upon the degree of attainment of one or more Performance Objectives. If the Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.

(b) The Performance Period for any Award that is intended to qualify for the Performance-Based Exception shall be specified in the Award Agreement. The Performance Objectives shall be established not later than 90 days after the beginning of the Performance Period or, if earlier, by the date which is no later than the date that 25% of the applicable Performance Period has elapsed.

(c) Notwithstanding any other provision of the Plan, payment or vesting of any Award that is intended to qualify for the Performance-Based Exception shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

14. Minimum Vesting for Awards to Employees.    Subject to Sections 19, 20 and 22(b) of the Plan, or as otherwise provided in the related Award Agreement in connection with a Change in Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause or termination of employment or service for good reason, (i) no condition on vesting of an Award granted to an Employee that is based solely upon the achievement of Performance Objectives shall be based on performance over a period of less than one year, and (ii) no condition on vesting of an Award granted to an Employee that is based solely upon continued employment or service shall provide for vesting in full of such Award more quickly than one year from the Date of Grant of the Award (which vesting period may lapse on a pro-rated, graded, or cliff basis as specified in the Award Agreement).

15. Transferability.

(a) Except as otherwise determined by the Committee pursuant to the provisions of Section 15(c), no Award or Dividend Equivalents paid with respect to an Award made under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and SARs will be exercisable during a Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Committee may specify in an Award Agreement that part or all of the Shares that are to be issued or delivered by the Company upon the exercise of Stock Options or SARs, upon the termination of the Period of Restriction applicable to Restricted Shares or Restricted Share Units or upon payment under any grant of Performance Shares, Performance Units or Other Stock-Based Awards will be subject to further restrictions on transfer.

(c) Notwithstanding Section 15(a), the Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, or any successor provision) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice (as specified by the Committee and set forth in the Award Agreement) thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

16. Adjustments.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 2 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, Grant Price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify; (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

17. Fractional Shares.    The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18. Withholding Taxes.    To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or SAR exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, to make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of the Stock Option or SAR or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

19. Foreign Employees.    In order to facilitate the making of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

20. Change in Control.

(a) Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 20(b), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws:

(i) any and all outstanding Stock Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the full duration of their term;

(ii) any Period of Restriction or other restriction imposed on Restricted Shares, Restricted Share Units, and Other Stock-Based Awards shall immediately lapse; and

(iii) any and all Performance Shares, Performance Units and other Awards (if performance-based) shall immediately vest in full at the target level.

(b) In connection with a Change in Control, the Committee may, in its sole discretion, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in

Control, be cancelled in exchange for a payment in cash in an amount based on the Fair Market Value of the Shares subject to the Award (less any Exercise Price or Grant Price), which amount may be zero (0) if applicable.

21. Detrimental Activity.

(a) Any Award Agreement may provide that if the Committee determines a Participant has engaged in any Detrimental Activity, either during service with the Company or a Subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the Participant shall:

(i) forfeit that Award to the extent then held by the Participant;

(ii) subject to Section 21(b) below, return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired pursuant to that Award, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and

(iii) subject to Section 21(b) below, with respect to any Shares acquired pursuant to that Award that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

(b) Sections 21(a)(ii) and (iii) shall apply only to Shares that were acquired pursuant to the Award during a period of two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity (or such other period of time specified by the Committee in the Award Agreement).

(c) To the extent that such amounts are not immediately returned or paid to the Company as provided herein, the Company may, to the extent permitted by law, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

(d) Each Award granted to a Participant under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or the New York Stock Exchange.

22. Amendment, Modification and Termination.

(a) The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to continue to comply with the New York Stock Exchange rules or any rule promulgated by the SEC or any other securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b) The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the Period of Restriction or other time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code; or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

(c) Except for adjustments made pursuant to Section 16, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Grant Price, respectively. No Stock Option or SAR will be cancelled and replaced with awards having a lower Exercise Price or Grant Price, respectively, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Section 16. Furthermore, no Stock Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 16.

(d) Notwithstanding any other provision of the Plan to the contrary (other than Sections 16, 22(b) and 22(e)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

(e) Notwithstanding any other provision of the Plan to the contrary, the Committee shall be authorized to make minor or administrative amendments to the Plan and may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future Applicable Law (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated there under.

23. Applicable Laws.    The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Tennessee, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the state courts of Knox County, Tennessee and the federal courts in the Eastern District of Tennessee, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

24. Substitute Awards for Awards Granted by Other Entities.    Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees or Directors of the Company or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by Applicable Law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

25. Miscellaneous.

(a) Except with respect to Stock Options and SARs, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of Dividend Equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(b) The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

(c) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(d) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(e) By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

(f) No Participant or any eligible Employee or Director shall have any claim to be granted any Award under the Plan. No Participant shall have any rights as a shareholder with respect to any Shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.

(g) No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

(h) All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

26. Definitions.    As used in the Plan, the following definitions shall apply.

“Affiliate” means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, SAR, Restricted Shares Award, Restricted Share Unit, Performance Share, Performance Unit, Other Stock-Based Award or Dividend Equivalent granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Beneficial Ownership” and “Beneficial Owner” have the meanings given such terms in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall mean exclusively: (a) embezzlement, fraud or other conduct that would constitute a felony (other than traffic-related citations); (b) willful unauthorized disclosure of any information relating to the Company or any of its Affiliates which is proprietary to the Company or any of its Affiliates (“Confidential Information”), including any trade secret or any written (including in any electronic form) or oral communication incorporating Confidential Information in any way (except as may be required by law or in the performance of the Participant’s duties for the Company or any of its Affiliates consistent with the Company’s policies); (c) material breach by a Participant of the terms of the Plan or an employment agreement between the Participant and the Company or its Affiliates; (d) gross misconduct or gross neglect in the performance of a Participant’s duties of employment; (e) willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities, after being instructed by the Company or an Affiliate to cooperate, or the willful destruction or failure to preserve documents or other material reasonably known to be relevant to such an investigation, or the willful inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or (f) willful and material violation of the Company’s or an Affiliate’s written conduct policies, including but not limited to the Company’s Employment Handbook and Ethics Code. The Company or Affiliate will give a Participant written notice prior to terminating the Participant’s employment pursuant to (c), (d), (e), or (f) of the immediately preceding sentence, setting forth the nature of any alleged failure, breach or refusal in reasonable detail and the conduct required to cure. Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, the Participant shall have twenty (20) business days from the giving of such notice within which to cure any such failure, breach or refusal; provided, however, that, if the Company or Affiliate reasonably expects irreparable injury from a delay of twenty (20) business days, the Company or Affiliate may give the Participant notice of such shorter period within which to cure as is reasonable under the circumstances.

“Change in Control” means (except as may be otherwise prescribed by the Committee in an Award Agreement): (a) any Person becomes a Beneficial Owner of a majority of the outstanding common voting shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”); (b) the majority of the Board consists of individuals other than Incumbent Directors; or (c) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 3(a), appointed by the Board to administer the Plan.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Detrimental Activity” except as may be otherwise specified in a Participant’s Award Agreement, means:

(a) engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity;

(b) engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity;

(c) the disclosure of confidential information to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business in violation of any covenant not to disclose set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity;

(d) the violation of any development and inventions, ownership of works, or similar provision set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant;

(e) if the Participant is or was an officer, activity that the Committee determines entitles the Company to seek recovery from an officer under any compensation recoupment or clawback policy promulgated by the Company as in effect when an Award was made under the Plan;

(f) activity that results in termination of the Participant’s employment for Cause.

“Director” means any individual who is a member of the Board who is not an Employee.

“Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Section 11.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to a Stock Option.

“Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) the closing sale price per Share as reported on the New York Stock Exchange, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; and (b) in the absence of such markets for the Shares, the Fair Market Value shall be determined by the Committee in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code), and such determination shall be conclusive and binding for all purposes.

“Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term, if any, (a) in the employment agreement, if any, between the Participant and the Company or a Subsidiary, or (b) if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination. If the Participant is not a party to an employment agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean: without the Participant’s consent (other than in connection with the termination or suspension of the Participant’s employment or duties for Cause or in connection with the Participant’s Permanent Disability (as defined under and covered by a Company employee disability plan) exclusively: (t) a material diminution in the

Participant’s base salary or target annual incentive opportunity; (u) a material diminution in the Participant’s authority, duties, or responsibilities; (v) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report; (w) a requirement that the Participant report to someone else other than the Participant’s supervisor or similar positions then in effect that results in a material diminution in the Participant’s reporting structure; (x) a material diminution in the budget over which the Participant retains authority (except for good faith budget adjustments necessitated by the legitimate business needs of the Company); (y) a material change in geographic location at which the Participant must perform services from the Company’s offices at which the Participant was principally employed; or (z) any other action or inaction that constitutes a material breach by the Company of the terms of the Participant’s employment agreement, if any, between the Participant and the Company or a Subsidiary; provided, however, that no such event described above shall constitute Good Reason unless: (i) the Participant gives a written notice of termination to the Company specifying the condition or event relied upon for such termination within 90 days after the initial existence of such event; (ii) the Company fails to cure the condition or event constituting Good Reason within 30 days after receipt of the Participant’s notice of termination; and (iii) the Participant terminates employment within 60 days after delivering the written notice of termination.

“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6, used to determine whether there is any payment due upon exercise of the SAR.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Incumbent Director” means a member of the Board on the Effective Date, provided that any person becoming a Director after the Effective Date whose election or nomination for election was supported by a majority of the Directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 4 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant. The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Performance Period” means the period during which a Performance Objective must be met.

“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

“Performance Unit” means a bookkeeping entry that records a unit awarded pursuant to Section 9.

“Period of Restriction” means the period during which Restricted Shares, Restricted Share Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Sections 7, 8 and 10 herein.

“Person” has the meaning given such term in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” (as defined in Section 13(d) of the Exchange Act).

“Plan” has the meaning given such term in Section 1(a), as further amended from time to time.

“Prior Plan” has the meaning given such term in Section 1(c).

“Restricted Shares” means Shares granted or sold pursuant to Section 7 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

“Restricted Share Units” means a grant of the right to receive Shares or cash at the end of a specified Period of Restriction made pursuant to Section 8.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a Class A Common Share of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 6.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 5. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means a corporation, company or other entity (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424(f) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

“Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

Appendix II

SCRIPPS NETWORKS INTERACTIVE, INC.

AMENDED AND RESTATED EXECUTIVE ANNUAL INCENTIVE PLAN

Scripps Networks Interactive, Inc.

Executive Annual Incentive Plan

(as Amended and Restated)

1. Purpose of the Plan; Effective Date

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing incentive compensation for certain designated key executives and employees of the Company and its subsidiaries.

This Plan was adopted effective July 1, 2008 (the “Effective Date”) by the Board of Directors of the Company. The Plan was amended and restated effective as of February 18, 2010 and is again amended and restated, as set forth herein, effective as of February 19, 2015.

2. Definitions

As used in this Plan, the following capitalized terms have the respective meanings set forth in this section:

(a) “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) “Affiliate” means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

(c) “Award” means a periodic cash incentive award granted pursuant to the Plan.

(d) “Beneficial Owner” has the meaning as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means, with respect to all participants in the Plan, the occurrence of one of the following events:

(i) any Person becomes a “Beneficial Owner” of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”);

(ii) the majority of the Board consists of individuals other than Incumbent Directors; or

(iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution).

(g) “Change in Control Protection Period” means the period commencing upon the occurrence of a Change in Control through and until the second anniversary of the occurrence of a Change in Control.

(h) “Code” means the internal Revenue Code of 1986, as amended, or any successor thereto.

(i) “Committee” means the Compensation Committee of the Board, or any successor thereto, or any other committee designated by the Board to assume the obligations of the Committee hereunder.

(j) “Company” means Scripps Networks Interactive, Inc., an Ohio corporation.

(k) “Covered Employee” means an employee who is, or who is anticipated to become, a covered employee, as such term is defined in Section 162(m) of the Code (or any successor section thereto).

(l) “Distribution Date” has the meaning given that term in Section 1.

(m) “Effective Date” has the meaning given that term in Section 1.

(n) “Incumbent Director” means a member of the Board on the Distribution Date, provided that any person becoming a director subsequent to the Distribution Date, whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

(o) “Participant” means a Covered Employee of the Company or any of its subsidiaries who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

(p) “Performance Period” means the calendar year or any other period that the Committee, in its sole discretion, may determine.

(q) “Person” has the meaning as such term used for purposes of Section 13(d) or 14(d) of the Act or any successor sections thereto.

(r) “Plan” means the Scripps Networks Interactive, Inc. Executive Annual Incentive Plan.

(s) “Separation from Service” means a “separation from service” as defined under Section 409A of the Code. Upon a sale or other disposition of the assets of the Company or any Affiliate to an unrelated purchaser, the Committee reserves the right, to the extent permitted by Section 409A of the Code, to determine whether Participants providing services to the purchaser after and in connection with the purchase transaction have experienced a Separation from Service.

(t) “Shares” means Class A common shares of the Company.

3. Administration

The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee shall have the authority to select the Covered Employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. To the extent consistent with the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any of its subsidiaries the authority to take actions on its behalf pursuant to the Plan.

4. Eligibility and Participation

The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the Covered Employees of the Company and any of its subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its subsidiaries.

5. Awards

(a) Performance Goals.    A Participant’s Award shall be determined based on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates (or if earlier, within the first 25% of the Performance Period). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which it conducts business or other events or circumstances render any performance goal to be unsuitable, the Committee may modify the performance goal or the related levels of achievement, in whole or in part, as the Committee deems appropriate; provided, however, that no such action may result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. The performance goals, which must be objective, shall be based solely upon specified levels of or growth in one or more or the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.

The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to the Company’s annual budget, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $7,000,000.

(b) Payment.    The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify, and ascertain the amount of the applicable Award. No Awards will be paid for such Performance Period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period, but in no event later than March 15 of the calendar year immediately following the end of the Performance Period.

(c) Compliance with Section 162(m) of the Code.    The provisions of this Section 5 shall be administered and interpreted in accordance with Section 162(m) of the Code as necessary to ensure the deductibility by the Company or its subsidiaries of the payment of Awards.

6. Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant’s consent, unless the Board or the Committee, as the case may be, determines in good faith that such action is necessary to comply with Section 409A of the Code; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Section 162(m) of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10 of the Plan during a Change in Control Protection Period.

7. No Right to Employment

Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its subsidiaries.

8. Nontransferability of Awards

An award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9. Reduction of Awards

Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its subsidiaries by the Participant.

10. Change in Control

In the event that a Participant (a) incurs a Separation from Service during a given Performance Period (the “Affected Performance Period”) and (b) as a result thereof becomes entitled to receive a severance payment under Section 5.1 of the Company’s 2012 Executive Change in Control Plan, then such Participant shall receive an Award for the Affected Performance Period as if the performance goals for such Performance Period had been achieved at 100%, pro-rated based on the period of actual participation during the Affected Performance Period. The Award shall be paid to the Participant within 30 days following the date of his or her Separation from Service; provided, however, that if the Participant is a “specified employee,” as determined under the Company’s policy for determining specified employees, on the date of his or her Separation from Service, then to the extent required in order to comply with Section 409A of the Code, the Award shall instead be paid (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of Separation from Service) within 10 days after the first business day following the six month anniversary of such Separation from Service (or, if the Participant dies during such six-month period, within 10 days after the Participant’s death).

11. Compliance with Section 409A

It is intended that the payments of Awards provided under this Plan shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent.

12. Miscellaneous Provisions

The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants’ rights to the payment hereunder shall be no greater than the rights of the Company’s (or subsidiary’s) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

13. Choice of Law

The Plan shall be governed by and construed in accordance with Ohio law.

14. Clawback

Each Award granted to a Participant under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or the New York Stock Exchange.

SCRIPPS NETWORKS INTERACTIVE, INC. 9721 SHERRILL BLVD. KNOXVILLE, TN 37932

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81378-P59365-Z64742	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCRIPPS NETWORKS INTERACTIVE, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends a vote FOR all the nominees listed.						number(s) of the nominee(s) on the line below.
1.	To vote for the following nominees for election		☐	☐	☐
as directors:
Nominees:
	01) Gina L. Bianchini 02) Michael R. Costa 03) David A. Galloway 04) Kenneth W. Lowe	05) Donald E. Meihaus 06) Richelle P. Parham 07) Mary McCabe Peirce 08) Wesley W. Scripps

The Company recommends a vote FOR approval of the 2015 Long-Term Incentive Plan and the Amended and Restated Executive Annual Incentive Plan.							For	Against	Abstain

2.	To approve the 2015 Long-Term Incentive Plan.						☐	☐	☐

3.	To approve the Amended and Restated Executive Annual Incentive Plan.						☐	☐	☐

4.	To transact such other business as may properly come before the meeting.

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders:

The Notice and Proxy Statement and the 2014 Annual Report to Shareholders are available at www.proxyvote.com.

M81379-P59365-Z64742

PROXY FOR COMMON VOTING SHARES — SCRIPPS NETWORKS INTERACTIVE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and CYNTHIA L. GIBSON and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at the Company’s Knoxville headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee, on Tuesday, May 12, 2015, at 4:00 p.m., local time, and any adjournment or adjournments thereof, and to vote thereat the number of Common Voting shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified on the reverse side.

The proxies will vote as specified on the reverse, or if a choice is not specified, they will vote FOR the nominees listed in Item 1 and FOR Item 2 and Item 3.

Receipt of the Notice of Meeting of Shareholders and related Proxy Statement dated April 1, 2015 is hereby acknowledged.

(Continued, and to be signed, on the other side.)

SCRIPPS NETWORKS INTERACTIVE, INC. 9721 SHERRILL BLVD. KNOXVILLE, TN 37932

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81380-P59365-Z64742                    KEEP THIS PORTION FOR YOUR RECORDS

        DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCRIPPS NETWORKS INTERACTIVE, INC.				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends a vote FOR all the nominees listed.
1.	To vote for the following nominees for election			☐	☐	☐
as directors:
Nominees:
	01)	Jarl Mohn
	02)	Nicholas B. Paumgarten
	03)	Jeffrey Sagansky
	04)	Ronald W. Tysoe

2.	To transact such other business as may properly come before the meeting.

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders:

The Notice and Proxy Statement and the 2014 Annual Report to Shareholders are available at www.proxyvote.com.

M81381-P59365-Z64742

PROXY FOR CLASS A COMMON SHARES — SCRIPPS NETWORKS INTERACTIVE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and CYNTHIA L. GIBSON and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at the Company’s Knoxville headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee, on Tuesday, May 12, 2015, at 4:00 p.m., local time, and any adjournment or adjournments thereof, and to vote thereat the number of Class A Common shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified on the reverse side.

The proxies will vote as specified on the reverse, or if a choice is not specified, they will vote FOR the nominees listed in Item 1.

Receipt of the Notice of Meeting of Shareholders and related Proxy Statement dated April 1, 2015 is hereby acknowledged.

(Continued, and to be signed, on the other side.)